UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

Burke & Herbert Financial Services Corp.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 30, 2026
Dear Fellow Shareholder:
On behalf of the Board of Directors, management and employees of Burke & Herbert Financial Services Corp. (the “Company”), the holding company for Burke & Herbert Bank & Trust Company, I cordially invite you to participate in our 2026 Annual Meeting of Shareholders to be held on Thursday, June 18, 2026, virtually via the Internet, at 8:00 a.m. Eastern Time, at the following website: https://edge.media-server.com/mmc/p/juwzvvj2.
At this year’s meeting, we will ask you to elect our Board of Directors, ratify the appointment of our independent auditing firm, and cast an advisory vote on executive compensation of our named executive officers as described in the accompanying proxy materials (the ‘say-on-pay’ proposal). Shareholders will also be asked to indicate, on a non-binding advisory basis, whether future say-on-pay proposals should occur every one, two, or three years (the ‘say-on-frequency’ proposal). The proxy materials include information about our board candidates as well as material explaining each of the proposals.
The Board of Directors of the Company unanimously recommends the affirmative vote “FOR” all nominees for director, “FOR” the approval of our independent auditing firm, “FOR” and the say-on-pay proposal, and “FOR” the option of every three years for the frequency of the say-on-pay proposal.
Your vote is important, regardless of the number of shares you own. We encourage you to vote by proxy so that your shares will be represented and voted at the Annual Meeting. Voting can be completed by returning the enclosed proxy card, by telephone or online. The Board of Directors recommends online voting as the most secure and efficient method for recording your vote.
We thank you for your continued support of the Company and Burke & Herbert Bank & Trust Company, and look forward to your participation at the Annual Meeting.
Sincerely,

David P. Boyle
Chair & Chief Executive Officer

BURKE & HERBERT FINANCIAL SERVICES CORP.
Notice of Annual Meeting of Shareholders
To Be Held on June 18, 2026
8:00 a.m. Eastern Time
To our Shareholders:
Notice is hereby given that the 2026 Annual Meeting of Shareholders (the “Annual Meeting”) of Burke & Herbert Financial Services Corp. (the “Company”) will be held on June 18, 2026, at 8:00 a.m. Eastern Time, virtually, via the Internet at https://edge.media-server.com/mmc/p/juwzvvj2.
The Annual Meeting will be held for the following purposes:
1.To elect 14 directors to the Board of Directors of the Company to serve until the 2027 Annual Meeting of Shareholders, as described in the proxy statement accompanying this notice;
2.To ratify the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026;
3.To approve, on an advisory basis, the compensation of the Company’s named executive officers; and
4.To approve a non-binding advisory proposal on the frequency of future advisory votes on the compensation of the Company’s named executive officers.
We have elected to take advantage of Securities and Exchange Commission (“SEC”) rules that allow us to furnish proxy materials to certain shareholders over the Internet. We believe furnishing proxy materials to our shareholders over the Internet allows us to provide our shareholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting. If you have received the Notice of Internet Availability, you will not receive a printed copy of the proxy materials unless you request it by following the instructions for requesting such proxy materials contained in the Notice of Internet Availability and summarized in the proxy statement.
Shareholders of record of Company common stock at the close of business on April 10, 2026 (the “record date”), will be entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. A list of our shareholders as of the record date will be available for inspection at the Company’s principal office by any shareholder beginning on May 7, 2026, and continuing through the close of business on June 17, 2026.
Please complete, sign, date and return the enclosed proxy card promptly in the postage-paid envelope provided, or follow the instructions on the proxy card to vote your shares by telephone or over the Internet, whether or not you plan to attend the Annual Meeting. If you choose to attend and vote your shares at the virtual Annual Meeting, you will need a unique 15-digit control number, which is included on your proxy card. If your shares are held in the name of a bank, broker or other nominee, please follow the instructions on the voting instruction card furnished by such bank, broker or other nominee.
Regardless of the number of shares you own, your vote is very important! Please complete and mail in your proxy card or vote your shares by telephone or over the Internet.

By the order of the Board of Directors,

Zayne Ridenhour Tweed, Secretary to the Board

Alexandria, Virginia
April 30, 2026

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 18, 2026:
Our official Notice of Annual Meeting of Shareholders, Proxy Statement and 2025 Annual Report, including our Form 10-K for fiscal year 2025, are available electronically at www.astproxyportal.com/ast/27014.

PROXY STATEMENT
FOR 2026 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 18, 2026

The enclosed proxy is solicited by the Board of Directors (the “Board of Directors” or “Board”) of Burke & Herbert Financial Services Corp. (the “Company”) for the 2026 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on June 18, 2026, at 8:00 a.m. Eastern Time, virtually via the Internet at https://edge.media-server.com/mmc/p/juwzvvj2 (the “Annual Meeting website”). This proxy statement and accompanying notice, voting instructions and proxy card are being mailed or made available on the Internet to shareholders on April 30, 2026. These materials describe the matters being voted on at the Annual Meeting and contain certain other information. In addition, these materials are accompanied by a copy of the Company’s 2025 Annual Report that includes financial statements as of and for the fiscal year ended December 31, 2025.
Proposals
You are being asked to vote on the following items:
1.election of 14 directors to the Board of the Company to serve until the 2027 Annual Meeting of Shareholders;
2.ratification of the appointment of Crowe LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026;
3.approval, on an advisory basis, of the compensation of the Company’s named executive officers, as described in this proxy statement;
4.approval of a nonbinding advisory proposal on the frequency of future advisory votes on the compensation of the Company’s named executive officers; and
5.other matters that may be properly brought before the annual meeting.
We do not expect any other items of business at the Annual Meeting other than as disclosed in this proxy statement. Nonetheless, if any other matters come before the Annual Meeting, your proxy will give discretionary authority to the persons named on the proxy to vote on any other matters that may be properly brought before the Annual Meeting. These persons will use their best judgment in voting your proxy.
Record Date
Shareholders of record as of the close of business on April 10, 2026 (the “record date”), may vote at the Annual Meeting.
Voting Rights of Shareholders
Only those holders of record of Company common stock at the close of business on the record date are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. The number of shares of common stock of the Company outstanding and entitled to vote as of the record date was 15,046,137. A majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.
Each share of common stock entitles the record holder thereof to one vote upon each matter to be voted upon at the Annual Meeting. If, as of the close of business on the record date, your shares were registered directly in your name with our transfer agent, Equiniti Trust Company LLC (“Equiniti”), you are a registered shareholder. As the shareholder of record, you have the right to vote at the Annual Meeting via the Annual Meeting website. You may also vote by Internet, by telephone or mail, as described below.

If you are a registered shareholder, you can vote in the following ways:
•By Internet. Follow the Internet voting instructions included on the notice or proxy card you received.
•By Telephone. Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or +1-201-299-4446 worldwide on any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
•By Mail. If you received a printed copy of the proxy materials from us by mail, you may vote by mail by marking, dating and signing your proxy card in accordance with the instructions on it and returning it by mail in the pre-addressed reply envelope provided with the proxy materials. The proxy card must be received prior to the Annual Meeting. You may also vote by Internet.
•At the virtual Annual Meeting. Go to https://edge.media-server.com/mmc/p/juwzvvj2 and join as a “shareholder” ( requires 15-digit control number).
Registered shareholders were each sent a unique 15-digit control number in the proxy materials. The control number is required to vote and submit questions online during the Annual Meeting. This control number is either located on the proxy card or notice or identified as a control number in an email with the proxy materials. The password for the meeting, if requested, is burke2026.
Your voting instructions must be received prior to 11:59 p.m. Eastern Time on June 17, 2026, if you are not voting at the Annual Meeting. Even if you plan to virtually attend the Annual Meeting, we urge you to vote in advance so that your vote will be counted in the event you later decide not to attend the virtual Annual Meeting. If you choose to attend the virtual Annual Meeting and vote your shares online during the meeting, you will need the 15-digit control number included on your proxy card.
If the shares you own are held in “street name” (that is, through a brokerage firm, bank, or other nominee) you may vote your shares by following the instructions provided by the nominee. As the beneficial owner, you have the right to direct your broker on how to vote the shares in your account. Your broker or other nominee should give you instructions for voting your shares by Internet, telephone or mail.
If your shares and held in “street name” and you are a beneficial owner of the Company’s common stock, in order to participate in the Annual Meeting, you must first obtain a legal proxy from your broker, bank or other nominee reflecting the number of shares of the Company’s common stock you held as of the record date, your name and email address. You then must submit a request for registration to Equiniti: (1) by email to proxy@equiniti.com; (2) by fax to (718) 765-8730, or (3) by mail to Equiniti Trust Company, LLC, Attn: Proxy Tabulation Department, 1110 Centre Point Curve, Suite 101, Mendota Heights, MN 55120. Request for registration must be labeled as “Legal Proxy” and be received by Equiniti no later than 5:00 p.m. Eastern Time on June 4, 2026. You will receive a reply email from Equiniti with your unique 15-digit control number required to vote and submit questions online during the Annual Meeting. Please review this information prior to the Annual Meeting to ensure you have access.
Revocation of Proxies
Returning a signed proxy card or voting by telephone or over the Internet will not affect a shareholder’s right to attend the Annual Meeting and to vote at that time. Any shareholder who has submitted a proxy may revoke it at any time before the proxy is voted at the Annual Meeting by any of the following methods:
•Filing a written notice of revocation with the Company;
•Submitting a completed proxy card bearing a later date via mail, by telephone or via the Internet;
•Visiting the web site listed on the proxy card and following the instructions; or
•Attending the virtual Annual Meeting and voting during the meeting.

The most current proxy card, telephone or Internet vote with respect to the same shares is the one that will be counted. Proxies will extend to, and will be voted at, any properly adjourned session of the Annual Meeting.
If you are a beneficial owner, please refer to the information forwarded by your broker for procedures on revoking or changing your proxy.
Voting of Proxies
Proxies will extend to, and will be voted at, any properly adjourned session of the Annual Meeting. If a registered shareholder properly submits a proxy and specifies how the shares are to be voted with respect to any proposal for which a choice is provided, the proxy will be voted in accordance with such specifications. If a registered shareholder properly submits a proxy but fails to specify how the shares are to be voted with respect to the matters set forth in the accompanying notice and further described herein, the shares will be voted:
•FOR the election of the 14 directors nominated to the Board of Directors of the Company to serve until the 2027 Annual Meeting of Shareholders;
•FOR the ratification of the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026;
•FOR the compensation of the Company’s named executive officers; and
•FOR a frequency of every three (3) years for future advisory votes on executive compensation.
As noted above, as the beneficial owner of shares held in street name, your broker is required to vote your shares in accordance with your instructions. If you do not give instructions, one of two things can happen depending on whether the proposal is considered “routine” or “non-routine” under the rules of the NASDAQ Stock Market LLC (the “NASDAQ”):
•If the proposal is considered “routine” under the rules of the NASDAQ, the broker may vote your shares in its discretion;
•If the proposal is considered “non-routine” under the rules of the NASDAQ, the broker may not vote your shares without your instructions. When a broker refrains from voting your shares because the broker has not received your instructions, it is called a “broker non-vote.”
Item 2 in this proxy statement (ratification of the selection of Crowe LLP as our independent registered public accounting firm for 2026) will be considered routine under the rules of the NASDAQ and the broker may vote your shares for this Item in its discretion. All other proposals are considered non-routine. As such, the broker is not entitled to vote your shares on the other items unless the broker has received instructions from you.
If any other matters are properly presented for consideration at the Annual Meeting, the persons named in the enclosed form of proxy intend to exercise their discretionary authority in accordance with applicable federal and state laws and regulations to vote on those matters for you. On the date this proxy statement went to press, we do not know of any other matter to be raised at the Annual Meeting.
Abstentions and Broker Non-Votes
Abstentions and broker non-votes are counted as present for purposes of determining a quorum at the Annual Meeting, but will not be included in determining the number of votes cast with respect to such matter.
Vote Required
With respect to Proposal 1, a nominee for director shall be elected to the Board of Directors at any meeting of shareholders at which a quorum is present if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election; provided, however, that nominees for director shall be elected by a plurality of the votes cast at any meeting of shareholders for which the number of nominees exceeds the number of directors to be elected. If directors are to be elected by a plurality of the votes cast, the shareholders shall not be permitted to vote against a nominee. If a nominee for director who is an incumbent director is not re-elected to the Board of Directors in accordance with the voting requirements stated above and no successor has been elected at such meeting of shareholders, such director must promptly tender his or her written offer of resignation in accordance with the Company’s Bylaws and Director Resignation Policy.
Approval of Proposals 2 and 3 requires the affirmative vote of a majority of the votes cast on the proposal.
Approval of Proposal 4 requires that the shareholder choose a preferred frequency of one (1) year, two (2) years, three (3) years, or alternatively, the shareholder may abstain. The frequency with the highest number of votes is deemed as the non-binding, advisory frequency selected by the shareholders for future advisory votes on executive compensation and our Board of Directors will consider the outcome when making future decisions with respect to the frequency of advisory votes on executive compensation.
Abstentions and broker non-votes do not count as votes cast and, therefore, will have no effect on any of the proposals set forth in this proxy statement.
All valid proxies that we receive will be voted in accordance with the instructions indicated in such proxies. As noted above, if you hold your shares in street name through a bank, broker or other nominee and you do not give voting instructions, your broker is not permitted to vote your shares on any proposal other than Proposal 2, which is the only routine proposal on the agenda. Unless contrary instructions are indicated in an otherwise properly executed proxy, it will be voted “FOR” each of the 14 director nominees named in this proxy statement, “FOR” the ratification of Crowe LLP as our independent registered public accounting firm for 2026, “FOR” the compensation of the Company’s named executive officers; and “FOR” a frequency of every three (3) years for future advisory votes on executive compensation.
Attending the Annual Meeting
The Annual Meeting will begin promptly at 8:00 a.m. Eastern Time on June 18, 2026. Please log in fifteen minutes prior to the start of the meeting to ensure you can hear streaming audio.
The virtual-only meeting will consist of a live audio webcast with features designed to ensure that shareholders will have the same rights and opportunities to participate as they would have at an in-person meeting. Shareholders may attend, vote, and submit questions from any location via the Internet as further described below.
To access the meeting online, go to https://edge.media-server.com/mmc/p/juwzvvj2. The password for the meeting, if requested, is burke2026. Participants will have two login options to attend the Annual Meeting:
•Join as a “Shareholder” (requires control number): Shareholders are required to enter a unique 15-digit control number. This option enables shareholder-only features, including the ability to vote and submit written questions during the Annual Meeting.
•Join as a “Guest”: Guests can access the Annual Meeting webcast in “listen-only” mode but cannot vote or submit questions during the meeting. Guests are required to enter their full name and e-mail address; a control number is not required.
If your shares and held in “street name” and you are a beneficial owner of the Company’s common stock, you must register in advance using the instructions provided in accompanying proxy materials. If you do not have your control number, you may attend the Annual Meeting as a guest (non-shareholder), but you will not have the ability to vote your shares or submit questions during Annual Meeting.
Shareholders of record may submit questions during the Annual Meeting by logging into the Annual Meeting website as a “shareholder” using your 15-digit control number (as described above) and following the instructions on the Annual Meeting website. All questions should comply with the meeting’s posted Rules of Conduct.

To facilitate the virtual meeting format, the Company has prepared rules and procedures for participating in the Annual Meeting and submitting questions during the Annual Meeting. These Rules of Conduct will be made available on the Annual Meeting website during the meeting.
Solicitation of Proxies
The cost of solicitation of proxies will be borne by the Company. In addition to the use of mail, solicitations may be made by our officers and regular employees of the Company and Burke & Herbert Bank & Trust Company (the “Bank”), in person or by telephone, facsimile, or electronic transmission. We will not compensate our officers and regular employees for this work beyond their regular compensation. The Company has retained Regan & Associates, Inc., pursuant to a retention letter dated February 26, 2026, to assist in soliciting proxies from both record holders and beneficial holders (street-name holders and non-objecting beneficial owners). Regan & Associates Inc.’s fee for such services is $16,000. We anticipate that brokerage houses and other nominees, custodians, and fiduciaries will be requested to forward the proxy soliciting material to the beneficial owners of the stock held of record by such persons, and the Company will reimburse them for their charges and expenses in this connection.
Availability of Proxy Materials
In accordance with rules adopted by the SEC, instead of mailing a printed copy of our proxy materials to each shareholder of record, we furnished our proxy materials, including the Notice of Annual Meeting of Shareholders, this proxy statement, the annual report on Form 10-K for the fiscal year ended December 31, 2025 (the “Annual Report”), by sending a notice of internet availability of proxy materials (the “Notice of Internet Availability”) and providing access to such documents over the Internet. Generally, shareholders will not receive printed copies of the proxy materials unless they request them. Shareholders of record who prefer to receive a paper or e-mail copy of our proxy materials must follow the instructions below or as provided in the Notice of Internet Availability for requesting such materials. The Notice of Internet Availability only identifies the items to be voted on at the Annual Meeting. You cannot vote by marking the Notice of Internet Availability and returning it.

To view ONLINE: visit www.astproxyportal.com/ast/27014 24 hours a day, seven days a week, through the conclusion of the Annual Meeting. You will need your Notice of Internet Availability with your control number in order to log in and view the proxy materials.

To receive a PAPER copy: you MUST REQUEST a paper copy of the proxy materials. There is NO charge to receive a paper copy of the materials. Please choose one of the following methods for your request prior to June 4, 2026:

(1) By Internet: www.us.astfinancial.com/OnlineProxyVoting/ProxyVoting/RequestMaterials

(2) By Telephone: 1-888-Proxy-NA (1-888-776-9962) or +1-201-299-4446 worldwide

(3) By E-Mail: To request materials, please send an email to help@equiniti.com.

References to the Company’s Website Address
References to the Company’s website address throughout this proxy statement and the accompanying materials are for informational purposes only, or to fulfill specific disclosure requirements of the SEC’s rules. These references are not intended to, and do not, incorporate the contents of the website by reference into this proxy statement or the accompanying materials.
Delinquent Section 16(a) Reports
Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires our directors and officers to file reports of holdings and transactions in shares of the Company’s common stock with the SEC. Based on our records, in 2025, all directors and officers met all applicable SEC filing requirements under

Section 16(a), except as follows: Patrick K. Huffman had one late report relating to one transaction. Mr. Huffman did not timely receive CIK Confirmation Codes and EDGAR access. The Form 4 was filed immediately upon obtaining EDGAR access.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Stock Owned by 5% Shareholders
The following table presents common stock ownership information for persons known to us to beneficially own more than 5% of the Company’s common stock as of the record date April 10, 2026.

Name, Position and Address of Beneficial Owner	Shares	Percent of Class(2)
BlackRock, Inc. 50 Hudson Yards New York, NY 10001 (1)	917,119	6.10%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355 (2)	761,826	5.06%
(1) Derived from (i) BlackRock Inc.’s Schedule 13G/A filing with the SEC on January 29, 2024, disclosing beneficial ownership of 472,902 shares of the Company’s common stock (the “Company 13G”) and (ii) BlackRock Inc.’s Schedule 13G filing with the SEC on January 29, 2024, disclosing beneficial ownership of 880,859 shares of Summit Financial Group, Inc. (“Summit”) common stock (the “Summit 13G”). In the Company 13G, BlackRock disclosed that it had the sole power to vote or to direct the vote of 464,264 shares and sole dispositive power of 472,902 shares. In the Summit 13G, BlackRock disclosed that it had the sole power to vote or to direct the vote of 863,234 shares and sole dispositive power of 880,859. Blackrock’s previously reported beneficially owned shares of Summit common stock included in this table were adjusted based on the exchange ratio in accordance with the Agreement and Plan of Reorganization and accompanying Plan of Merger between the Company and Summit, dated August 24, 2023, pursuant to which the Company and Summit merged, with the Company surviving (the “Summit Merger”).
(2) Derived from The Vanguard Group’s Schedule 13G filing with the SEC on July 29, 2025, disclosing beneficial ownership of 761,826 shares of the Company’s common stock. In the Schedule 13G filing, The Vanguard Group disclosed that it had the shared power to vote or to direct the vote of 9,103 shares, the sole dispositive power of 738,222 shares, and the shared dispositive power of 23,604 shares. On March 26, 2026, The Vanguard Group filed Amendment No. 1 to the Schedule 13G reporting that due to an internal realignment it no longer has, or is deemed to have, beneficial ownership owned by various Vanguard subsidiaries and/or business divisions. The Vanguard Group also reported that certain subsidiaries or business divisions that formerly had, or were deemed to have, beneficial ownership with The Vanguard Group, will report beneficial ownership separately (on a disaggregated basis), but as of the date of this proxy statement, no filings have been made.
(3) Based on 15,046,137 shares outstanding as of April 10, 2026.
Stock Owned by Directors and Named Executive Officers
The Company’s chief executive officer, chief financial officer, and the three other most highly compensated executive officers, other than anyone who served as a chief executive officer or chief financial officer during the year, constitute the named executive officers of the Company. The following table sets forth, as of April 10, 2026, the shares of common stock beneficially owned by the Company’s directors, director nominees and named executive officers, individually and by all directors, director nominees, named executive officers and other executive officers as a group. The mailing address for each of the Company’s directors, director nominees and executive officers is 100 S. Fairfax Street, Alexandria, Virginia 22314.

Name and Position of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class
David P. Boyle (2) Chair and Chief Executive Officer	47,736	*
H. Charles Maddy, III (3) President and Director	83,333	*
Roy E. Halyama (4) Executive Vice President - Chief Financial Officer	13,073	*
Bradford E. Ritchie (5) Executive Vice President Chief Lending Officer	25,969	*
Robert S. Tissue (6) Executive Vice President - Head of Balance Sheet Strategy	55,288	*
Oscar M. Bean (7) Vice Chair and Director	55,794	*
S. Laing Hinson (8) Vice Chair and Director	92,202	*
Mark G. Anderson Director	27,700	*
Julian F. Barnwell, Jr. (9) Director	401,963	2.67%
Katherine D. Bonnafé Director	8,200	*
James M. Burke (10) Director	268,460	1.78%
James P. Geary, II (11) Director	49,712	*
Georgette R. George (12) Director	132,713	*
Gary L. Hinkle (13) Director	303,000	2.01%
Shawn P. McLaughlin (14) Director	68,000	*
Charles S. Piccirillo (15) Director	25,482	*
Diane Poillon (16) Nominee	2,603	*
Jose D. Riojas (17) Director	30,200	*
Kristen Snyder (18) Nominee	8,418	*
Jill S. Upson Director	3,112	*
David H. Wilson, Sr. (19) Nominee	70,923	*
All directors, director nominees and executive officers as a group (29 people) (20)	1,803,742	11.99%
*Percentage of ownership is less than 1% of the Company’s outstanding shares of common stock.

(1)Calculated in accordance with the provisions of Rule 13d-3 of the Exchange Act under which, in general, a person is deemed to be the beneficial owner of a security if he or she has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he or she has the right to acquire beneficial ownership of the security within 60 days. The totals for each of the incumbent directors except Messrs. Boyle and Maddy include 1,000 shares of Restricted Stock Units awarded for service as a director on May 23, 2025 that will vest on May 23, 2026.
(2)Includes 15,244 shares underlying Performance Based Restricted Stock Units (“PRSUs”) that vest on May 3, 2026 pursuant to the Burke & Herbert 2024-2025 Merger Incentive Plan (“MIP”).
(3)Includes 19,592 shares owned by spouse, 6,672 shares underlying PRSUs that vest on May 3, 2026 pursuant to the MIP; 16,884 fully vested shares held in IRA for the benefit of Mr. Maddy and 8,900 shares of Company common stock that would be issuable upon the conversion of vested SARs based on the closing market price of the Company’s stock as of April 10, 2026, which was $65.16, and the associated strike price at the time of the grant date, as adjusted based on the exchange ratio in the Summit Merger. See footnote 20 for the adjusted strike prices.
(4)Includes 6,980 shares underlying PRSUs that vest on May 3, 2026 pursuant to the MIP.
(5)Includes 3,155 shares underlying PRSUs that vest on May 3, 2026 pursuant to the MIP and 7,177 shares of Company common stock that would be issuable upon the conversion of vested SARs based on the closing market price of the Company’s stock as of April 10, 2026, which was $65.16, and the associated strike price at the time of the grant date, as adjusted based on the exchange ratio in the Summit Merger. See footnote 20 for the adjusted strike prices. 3,025 shares are pledged as collateral.
(6)Includes 373 shares owned by spouse, 3,592 shares underlying PRSUs that vest on May 3, 2026 pursuant to the MIP and 7,767 shares of Company common stock that would be issuable upon the conversion of vested SARs based on the closing market price of the Company’s stock as of April 10, 2026, which was $65.16, and the associated strike price at the time of the grant date, as adjusted based on the exchange ratio in the Summit Merger. See footnote 20 for the adjusted strike prices. 12,607 shares are pledged as collateral.
(7)Includes 11,770 shares owned by spouse.
(8)Includes 31,040 shares held by S.L. Hinson Associates, LLLP, an affiliated company, and 33,602 shares held by Kedge Capital, LLC, an affiliated company.
(9)Includes 84,083 shares held in capacity as Trustee for the Barnwell Family Trust, 91,361 shares held in capacity as Trustee for the Barnwell Charitable Lead Trust, 203,939 shares held in capacity as Trustee for the Patricia Barnwell Irrevocable Trust, and 1,000 shares held in the Julian F. Barnwell, Jr. Irrevocable Trust.
(10)Includes 258,980 shares held in capacity as co-Trustee for The Burke Living Trust.
(11)Includes 12,607 shares held in capacity as co-Trustee for the JPG Trust and 3,637 shares owned by spouse.
(12)Includes 21,032 shares owned by 401(k) Plan FBO Spouse, 38,722 shares held by George Brothers Investment Partnership, 9,696 shares held by Sellaro Enterprises, Inc., 1,971 shares held by the Catherine V. George Revocable Trust, and 39,321 shares held by the LeRoy M. Rashid 1996 Irrevocable Trust Family Fund. 38,722 shares are pledged as collateral.
(13)Includes 250,159 shares owned by Joint Revocable Trust, 32,201 shares owned by Hinkle Trucking, Inc., 2,420 shares owned by spouse, 266 shares owned as custodian for Grandchild, and 6,666 shares held by H.T. Services.
(14)Includes 1,000 shares held by McLaughlin Ryder Investments, Inc., an affiliated company.
(15)Includes 314 shares owned by spouse and 4,848 shares held by Anggus Enterprises, Inc.
(16)Includes 9,951 shares of common stock of LNKB, 4,334 restricted stock units of LNKB and 5,000 shares of common stock of LNKB issuable upon the exercise of stock options exercisable within 60 days of April 10, 2026. The restricted stock units of LNKB will vest upon the closing of the LNKB Merger. The shares of common stock, shares restricted stock units of LNKB and options to acquire shares of LNKB common stock have been multiplied by the LNKB Merger exchange ratio of 0.1350 to convert such shares, restricted stock units and options into shares of the Company.
(17)Includes 19,000 shares held by Jose and Susan Riojas Joint Revocable Trust.
(18)Includes 58,024 shares of common stock of LNKB and 4,344 restricted stock units of LNKB. The restricted stock units of LNKB will vest upon the closing of the LNKB Merger. The shares of common stock and shares of restricted stock units of LNKB have been multiplied by the LNKB Merger exchange ratio of 0.1350 to convert such shares and restricted stock units into shares of the Company.
(19)Includes 38,142 shares owned by Adbmd Landholdings LLC, 5,445 shares owned by A.d.b.m. Properties Inc., 881 shares owned by Boulevard Auto Sales, 881 shares owned by Millsboro Auto Mart II, 2,704 shares owned by spouse, and 2,162 shares owned by son.
(20)Includes securities held directly and indirectly by all current Company executive officers, including, in addition to the named executive officers in this table, Danyl R. Freeman, Joseph W. Hager, Lauren N. Kimlel, Patrick K. Huffman, Shannon B. Rowan, Jennifer P. Schmidt, Robert V. Hintelmann, Jr., and Angela R. Zirk. Includes 28,355 shares of Company common stock that would be issuable upon the conversion of vested SARs held by H. Charles Maddy, III, Robert S. Tissue, Danyl R. Freeman, Joseph W. Hager, Bradford E. Ritchie, and Angela R. Zirk based on the difference between the market price of the Company’s stock as of April 10, 2026 of $65.16 and the following strike prices: $51.58 for SARs awarded in 2017; $47.47 for SARs awarded in 2019; $43.33 for SARs awarded in 2021; and $52.29 for SARs awarded in 2023. Except with respect to Angela R. Zirk and Joseph W. Hager, the grants of SARs are fully vested. With respect to Angela R. Zirk, the grants of SARs in 2019 are 100.0% vested, the grants of SARs in 2021 are 57.1% vested and the grants of SARs in 2023 are 42.9% vested. With respect to Joseph W. Hager, the grants of SARs in 2023 are 42.9% vested.

PROPOSAL 1
ELECTION OF DIRECTORS
As of the date of this proxy statement, the Company’s Board of Directors is comprised of fifteen (15) directors. In accordance with the Company’s bylaws, as amended (the “Bylaws”), the number of directors shall consist of no more than fifteen (15) and no fewer than five (5) with the exact number to be fixed by the Board of Directors. For the election of directors at the Annual Meeting, the Board of Directors has fixed the number of directors to be elected at fourteen (14) and nominated the following fourteen (14) individuals as nominees for director: Mark G. Anderson, Julian F. Barnwell, Katherine D. Bonnafé, David P. Boyle, James M. Burke, James P. Geary, II, Georgette R. George, S. Laing Hinson, Shawn P. McLaughlin, Charles S. Piccirillo, Diane Poillon, Jose D. Riojas, Kristen Snyder and David H. Wilson, Sr.
Eleven (11) of the nominees are directors standing for re-election. Three (3) of the nominees are new nominees to the Board. The Board nominated David H. Wilson, Sr., a current member of the Bank Board of Directors, as a nominee for director because of his strong business and technology leadership and his representation in the Company’s Eastern footprint in the Shore of Maryland. In addition, pursuant to the Agreement and Plan of Merger entered into by the Company and LINKBANCORP, INC., a Pennsylvania corporation (“LNKB”), the Company agreed at the effective time of the merger of LNKB with and into the Company with the Company surviving the merger (the “LNKB Merger”) to appoint two directors from LNKB to its Board of Directors, as mutually agreed to by LNKB and the Company, and each of whom would qualify as an “independent director” pursuant to the listing standards of the NASDAQ Stock Market LLC. On March 9, 2026, the Board appointed current LNKB directors Diane Poillon and Kristen Snyder to the Board of the Company, subject to and effective upon the completion of the LNKB Merger.
H. Charles Maddy, III, is retiring from the Company effective June 30, 2026, and has elected to not stand for re-election. Oscar M. Bean and Gary L. Hinkle have surpassed the age limit of 75 for service on the Company’s Board under the Company’s Bylaws and have agreed to retire. Jill S. Upson has elected not to stand for re-election to pursue other interests. The Company thanks Messrs. Bean, Hinkle, and Maddy and Ms. Upson for their service as members of the Board of Directors of the Company and their prior service as members of the board of directors of Summit.
The nominees for director shall be elected to the Board of Directors, where a quorum is present, if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election; provided, however, that nominees for director shall be elected by a plurality of the votes cast if the number of nominees exceeds the number of directors to be elected. If directors are to be elected by a plurality of the votes cast, the shareholders shall not be permitted to vote against a nominee. If a nominee for director who is an incumbent director is not re-elected to the Board of Directors in accordance with the voting requirements stated above and no successor has been elected at such meeting of shareholders, such director must promptly tender his or her written offer of resignation in accordance with the Company’s Bylaws and the Director Resignation Policy. Abstentions and broker non-votes do not count as votes cast and, therefore, will have no effect on a director’s election.
We expect each nominee for election as a director to be able to serve if elected. Diane Poillon’s and Kristen Snyder’s nomination and appointment to the Board of Directors is contingent upon the closing of the LNKB Merger prior to the Annual Meeting. It is anticipated that the LNKB Merger will close on May 1, 2026. Ms. Poillon and Ms. Snyder will not serve as directors unless and until the LNKB Merger closes, even if shareholders vote to elect them at the Annual Meeting. To the extent permitted under applicable law, if any nominee is not able to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees, unless the Board chooses to reduce the number of directors serving on the Board.
The Board of Directors recommends that shareholders vote FOR each of the nominees for election to the Company’s Board of Directors.

The table below sets forth certain information regarding the nominees standing for election. Each of the nominees has indicated a willingness to serve if elected. However, if any nominee becomes unable to serve, the proxies received in response to this solicitation will be voted for replacement nominees selected by the Board of Directors in accordance with the Bylaws.

Name	Position	Age	Director Since	Term Expires
David P. Boyle	Chair and CEO	62	2020	2026
S. Laing Hinson	Vice Chair and Director	71	2007	2026
Mark G. Anderson	Director	63	2017	2026
Julian F. Barnwell, Jr.	Director	70	2001	2026
Katherine D. Bonnafé	Director	60	2018	2026
James M. Burke	Director	71	2014	2026
James P. Geary, II	Director	69	2024	2026
Georgette R. George	Director	65	2024	2026
Shawn P. McLaughlin	Director	66	2008	2026
Charles S. Piccirillo	Director	71	2024	2026
Diane Poillon	Director Nominee	57	New Nominee	N/A
Jose D. Riojas	Director	71	2018	2026
Kristen Snyder	Director Nominee	41	New Nominee	N/A
David H. Wilson, Sr.	Director Nominee	67	New Nominee	N/A

Burke & Herbert Financial Services Corp. 2026 Director Biographies
Set forth below is information concerning the principal occupations and business experience for all nominees for election as director as well as the particular experience, qualifications, attributes or skills that led the Board of Directors to conclude that each should serve as a director. There are no family relationships between any directors or executive officers.
David P. Boyle: David P. Boyle has been a director since January 1, 2020, and became Chair of the Board in 2023. Mr. Boyle was appointed to the Board at the same time he assumed the role of President and Chief Executive Officer of the Company. From June 2019 until his appointment as President and Chief Executive Officer, Mr. Boyle served as the Company’s President and Chief Operating Officer. He previously served as Executive Vice President and Chief Financial Officer at Orrstown Financial Services, Inc., a community bank, from 2012 to June 2019. Earlier in his career he served in key leadership and executive positions with large banks, including as Chief Performance Officer at PNC Financial Services Group, Inc., Regional President for National City Bank, and as Chair, President, and Chief Executive Officer at Wayne Bancorp, a community bank. The Board believes Mr. Boyle’s leadership experience in financial services, including his role as Chief Executive Officer of the Company, provides him with the necessary skills and qualifications to effectively serve the Company.
S. Laing Hinson: S. Laing Hinson has been a director since 2007. In 1988 he founded and has been the General Partner of S. L. Hinson Associates, LLLP, a commercial real estate development firm headquartered in Alexandria, Virginia. The Board believes Mr. Hinson’s business acumen, accounting and finance knowledge, and leadership qualities make him a valuable Board member.
Mark G. Anderson: Mark G. Anderson has been a director since 2017. In 1996, he formed and is President and Chief Executive Officer of MGAC, Inc., an international provider of program/project management, cost management, procurement and technology solutions for major capital construction projects with offices in Washington DC, New York, Toronto (CA), Seattle, San Francisco, Los Angeles, London (UK), Brighton (UK), Birmingham (UK), Glasgow, Scotland, and Melbourne, Australia. The Board values Mr. Anderson’s project management skills, education in board governance practices and business strategic planning capabilities.

Julian F. Barnwell, Jr.: Julian F. Barnwell, Jr. has been a director since 2001 and from 1991 has served as the President and Chief Executive Officer of Design & Production, Inc., an exhibit project management, production and technology systems company that provides services to museums, educational institutions, visitor centers, information centers, science and nature centers, and major expositions throughout the United States and abroad. Mr. Barnwell’s significant Board and executive experience as well as his acumen and organizational skills are valued by the Board.
Katherine D. Bonnafé: Katherine D. Bonnafé became a director in 2018. Since 2019, she has been Chief Executive Officer of Combined Creative LLC, a strategy and investment family office headquartered in Bethesda, Maryland overseeing investments and new business initiatives. Prior to Combined Creative, Ms. Bonnafé had a 30-year career at Combined Properties, Incorporated, a commercial management and development company. The Board believes Ms. Bonnafé’s market and industry knowledge and her operations management capabilities allow her to strengthen the Board’s overall effectiveness.
James M. Burke: James M. Burke has been a director since 2014 and is the President of Burke Capital Corporation, an unaffiliated financial consulting company based in San Francisco, California, which he founded in 1991. His company specializes in capital sourcing, crisis management, restructurings, and exits and harvests. He is a fifth-generation lineal descendant of one of the Company’s founders. The Board values Mr. Burke’s strategic problem-solving ability and broad business acumen, as well as his deep understanding of the Bank’s history.
James P. Geary, II: James P. Geary II has been a director of the Company since the Summit Merger on May 3, 2024, and served on the Summit Board since 2007 and is a partner of the law firm Geary & Geary and has practiced law since 1982. Mr. Geary is a title insurance agent for Old Republic Title Insurance Company and First American Title Insurance Company. He is a current member of the West Virginia Forestry Association. Mr. Geary has served as a mediator in the 21st and 22nd West Virginia Judicial Circuits and serves as the Mental Hygiene Commissioner in the 21st West Virginia Judicial Circuit. He is a charter member of the Grant and Hardy County Gideons and is the Faithfund Regional Program Leader of the West Virginia Gideons International. Mr. Geary was also a professor at Shepherd University, Shepherdstown, West Virginia. The Board values Mr. Geary’s knowledge in real estate and general market knowledge.
Georgette R. George: Georgette R. George has been a director of the Company since the Summit Merger on May 3, 2024, and served on the Summit Board since 2010. Ms. George is the Chief Executive Officer and Executive Team Member of Monarch Holdings and employed by Affiliate Services, a Monarch Holdings Company. She has been engaged with the businesses within Monarch for more than 30 years. She is a principal in a number of business enterprises involved in various retail, office, and hotel development projects, of which she manages the administrative, hotel, and financial operations. Ms. George has served on the Boards of numerous non-profit organizations, including the Thomas Hospital Foundation, Community Council of Kanawha Valley, and the Convention Bureaus of the cities of both Charleston and South Charleston. She currently serves as a director of the West Virginia Regional Technology Park Corp, Greater Kanawha Valley Foundation, West Virginia Investment Management Board and the West Virginia School of Osteopathic Medicine Foundation. She is a member of the Federal Reserve West Virginia Advisory Committee for the Fifth District. Ms. George’s experience and skills in accounting and finance are valued by the Company.
Shawn P. McLaughlin: Shawn P. McLaughlin has been a director since 2008. He is the President and Chief Executive Officer of McLaughlin Ryder Investments, Inc., a financial services firm based in Alexandria, Virginia, which he founded in 2003. Additionally, Mr. McLaughlin serves as President and Chief Executive Officer of Management Solutions Plus, Inc., a full-service association management company. His experience and skills in accounting, finance, and communication are valued by the Board.
Charles S. Piccirillo: Charles S. Piccirillo has been a director of the Company since the Summit Merger on May 3, 2024, and served on the Summit Board since 1998. Mr. Piccirillo was a member in the law firm of Shaffer & Shaffer, PLLC through 2020, at which time he became counsel to Shaffer & Shaffer, PLLC. On January 1, 2021, Mr. Piccirillo established and is the sole member of C.S. Piccirillo Law, PLLC. He is also a partner with Lawoff Associates, and President of Anggus Enterprises, Inc., both of which are real estate entities. Mr. Piccirillo has more than 30 years of trial experience and has bar admissions to the West Virginia Supreme Court of Appeals and the

United States District Courts throughout West Virginia. His market knowledge and experience in real estate law are valued by the Board.
Diane Poillon: Diane Poillon is a new nominee for director of the Company. Ms. Poillon has served on the LNKB Board since 2019. Ms. Poillon is President and Chief Executive Officer of Willow Valley Associates. She has 30 years of experience in the hospitality and real estate business at Willow Valley in roles including Chief Operating Officer, Executive Vice President of Focus Service Hotels, Director of Learning and Development, Director of Safety and Manager of Family Restaurant. Ms. Poillon is an active community leader in Central Pennsylvania, including positions on the boards of the Lancaster General Health Foundation, Lancaster Chamber of Commerce & Industry and Water Street Mission. Her real estate and business expertise and community leadership led to her nomination as a director.
Jose D. Riojas: Jose D. Riojas has been a director since 2018. Brigadier General (U.S. Army, Retired) Riojas is the owner of Jose D. Riojas, LLC, a consultancy company formed in 2015, specializing in executive coaching and organizational strategic development. Before that, he served as the Chief of Staff and Assistant Secretary of Operations at the U.S. Department of Veterans Affairs (VA). Prior to joining VA, he served as the Vice President for Strategic Initiatives at the University of Texas at El Paso after completing his final military assignment as the Commanding General of Joint Task Force North, a multi-agency organization. His experience in leadership development, strategic planning, and risk management provides valuable perspective to the Board.
Kristen Snyder: Kristen Snyder is a new nominee for director of Company. Ms. Snyder has served on the LNKB Board since LNKB’s acquisition of GNB Financial Services, Inc. in September 2021. Ms. Snyder served on the Board of Directors of GNB Financial Services, Inc. and its wholly-owned subsidiary bank, Gratz Bank since 2018. Ms. Snyder is a principal of Koppy’s Propane, Inc., overseeing operations, finance, safety and human resources. Prior to that, she served as Senior Analyst for JPMorgan Chase & Co. from 2007 to 2010. Her business and financial experience led to her nomination as a director.
David H. Wilson, Sr.: David H. Wilson, Sr. is a new nominee for director of the Company. Mr. Wilson has been a director of the Bank since the Summit Merger on May 3, 2024, and served on the Summit Board since Summit’s acquisition of PSB Holding Corp. in 2023. Mr. Wilson served on the Board of Directors of PSB Holding Corp. and its wholly-owned subsidiary Bank, Provident State Bank from 1989 to 2023 and served as Chairman of the Board of PSB Holding Corp. Mr. Wilson is a seasoned automotive executive and entrepreneur with a long track record of building and scaling high-performing businesses. He is the founder and Chairman of Preston Automotive Group, which spans 35 rooftops and generates approximately 16,000 retail unit sales annually. He also serves as Chairman of SafeHouse Security, DHW Holdings LLC, and iFrog Marketing Solutions. In addition, he maintains significant real estate holdings across Maryland, Delaware, and Virginia. Mr. Wilson has been recognized as a member of the Ford Top Volume Dealers Hall of Fame and has been named a Top 100 Dealer multiple times. He served as Chair of the National Ford Dealer Council after previously serving three years as Vice Chair, working directly with Ford Motor Company on dealer strategy and operational performance. He also serves on the FordDirect Board of Managers. His business, real estate and investment experience as well as his strong participation on the Bank board led to his nomination as a director.
In addition to the information presented above regarding each nominee’s specific experiences, qualifications, attributes and skills, we believe that all of our directors and nominees have a reputation for integrity and adherence to high ethical standards. Each of our nominees has demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to us and our Board. Finally, we value our nominee’s experience on other company boards and board committees.

BOARD OF DIRECTORS
Director Independence
The independence of our directors is determined under the corporate governance rules of NASDAQ. The independence rules of NASDAQ include a series of objective tests, including that an “independent” person will not be employed by us and will not be engaged in various types of business dealings with us. In addition, the Board is required to make a subjective determination as to each person that no material relationship exists with the Company either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company. It has been determined by the Board that the following directors and nominees for director are independent persons under NASDAQ Rule 5605(a)(2): Mark G. Anderson, Julian F. Barnwell, Oscar M. Bean, Katherine D. Bonnafé, James M. Burke, James P. Geary, II, Georgette R. George, Gary L. Hinkle, S. Laing Hinson, Shawn P. McLaughlin, Charles S. Piccirillo, Diane Poillon, Jose D. Riojas, Kristen Snyder, Jill S. Upson and David H. Wilson, Sr. David P. Boyle, the Company’s Chair and Chief Executive Officer, and H. Charles Maddy III, President and Director, are not independent because they are executive officers of the Company. The NASDAQ listing standards contain additional requirements for members of the Audit Committee and the Compensation Committee. All of the directors serving on each of these committees are independent under the additional requirements applicable to such committees.
The Board considered the following relationships in evaluating the independence of the Company’s directors and determined that none of the relationships constitute a material relationship with the Company and each of the relationships satisfied the standards for independence:
•The Bank provided lending and/or financial services to members of the Company’s Board of Directors, their immediate family members, and/or their affiliated organizations in 2025 in the ordinary course of business and on substantially the same terms as those available to unrelated parties;
•Katherine D. Bonnafé’s son was employed as a non-executive officer with the Bank in 2025;
•James M. Burke’s brother was a former executive officer of the Company until 2020 and was employed by the Bank as a non-executive officer in 2025;
•James P. Geary’s law firm performed legal work for the Bank in 2025;
•Georgette R. George’s husband is a partner of a law firm that received payments for legal services provided to the Company or its subsidiaries during 2024;
•Georgette R. George’s husband is an indirect owner of an entity that purchased a building and real estate from the Bank in 2024; and
•David H. Wilson, Sr. leased office space to the Bank in 2025.
For each of the above relationships, the Board concluded that, taken individually and in the aggregate, such matters did not interfere with the director’s ability to act in the best interests of the Company and its shareholders. In reaching these determinations, the Board also considered the cumulative effect of all known relationships and circumstances, rather than evaluating each relationship in isolation.
Board Diversity
The Company currently has three female directors, one of whom is African American. The Company currently has twelve male directors, one of whom is Hispanic. The Company also has two directors who are military veterans. Of the director nominees, four are females and ten are males.

Board Leadership Structure
In 2023, the Board of Directors determined to combine the roles of Chief Executive Officer and Chair and appointed David P. Boyle as Chair of the Board. This decision was based upon a variety of factors, including Mr. Boyle’s demonstrated leadership qualities and extensive knowledge and experience with respect to the banking industry in general and the Company’s operations in particular. Based on the foregoing, the Board of Directors determined that Mr. Boyle was in the best position to fill the strategic role of Chair of the Board, and the Board of Directors continues to believe this to be the case.
To also provide independent leadership for the Board, the Board appointed Mr. Hinson to serve as Vice Chair upon Mr. Boyle’s appointment as Chair in 2023 and Oscar M. Bean as Co-Vice Chair upon completion of the Summit Merger. The Vice Chairs’ duties include acting as a liaison between the Board and management, approving the agenda for each Board meeting, leading the annual evaluation of the Chair and CEO and acting as the chair for executive sessions of the Board. Because the Board is comprised of other strong independent directors and conducts regular executive sessions, which are led by the Vice Chairs, the Board believes that its current leadership structure is appropriate as it fosters balanced oversight of the Board’s functions and decision-making processes while allowing Mr. Boyle to focus on the Company’s strategic day to day operations as well as, along with the rest of the Board, its strategic direction, and allows the Vice Chairs to help foster Board independence and balanced oversight of the Board’s functions and decision-making processes. Mr. Hinson will serve as the sole Vice Chair following the Annual Meeting.
Role of the Board in Risk Oversight
The Enterprise Risk Management Committee of the Board oversees and approves the enterprise-wide risk governance framework (the “ERM Framework”) and oversees the processes established to identify, assess, monitor, and report the Company’s risks. The Audit Committee of the Board, the Compensation Committee of the Board, and the Nominating and Governance Committee of the Board, as well as Burke & Herbert Bank & Trust-level committees including the Credit Risk Management Committee, the Asset & Liability Management Committee, the Trust & Wealth Management Committee, the Technology Committee, and the Regulatory Risk Committee, are in place to help ensure the risk expectations defined by our ERM Framework are followed and that business decisions are made and executed consistent with the Board’s desired risk profile.
The Enterprise Risk Management Committee is responsible for oversight of risk management through, among other activities, the review of the Enterprise Risk Profile and the discussion of key risk trends and issues. Our ERM Framework and risk appetite consider the long-term strategic risks that face the Company. Additionally, a significant focus is applied to those risks, such as credit, operational, liquidity and information security risks, that may have a material impact on the Company in the short or medium term. Independent risk reporting and escalation practices provide the Enterprise Risk Management Committee the opportunity to understand significant risks the Company faces, understand how those risks affect our risk profile and risk appetite, and provide feedback on management’s plans to manage the Company’s alignment with our risk appetite. This transparency supports decisions made by the Enterprise Risk Management Committee. The Chief Risk Officer, who reports to the Chief Executive Officer, provides regular reports to the Enterprise Risk Management Committee regarding the Company’s risk profile, significant existing, new, or emerging risks, and significant initiatives to identify, manage and control such risks. Our ability to report on significant new, emerging or existing risks through the risk reporting framework and committee governance structure allows the Enterprise Risk Management Committee to engage in an active dialogue with executive leadership on those risks, provide perspective on the effect of the risk to the Company’s risk profile and provide feedback on management’s plans to manage the Company in alignment with our risk appetite. Our disclosure controls and procedures outline management’s responsibilities with respect to financial disclosures. These responsibilities directly align with the ERM Framework, which is overseen and approved by the Enterprise Risk Management Committee.
Our governance structure, risk reporting framework, and communication and escalation practices allow for the escalation of significant new, emerging, and existing risks that, if left unmitigated, could push the Company outside of our risk appetite or disrupt our ability to achieve our business objectives. The Company regularly engages external parties, both formally and informally, to help ensure future threats and trends are identified and considered in our ongoing risk identification, assessment, monitoring, and reporting frameworks. Engagements with external parties include memberships in industry trade groups, consultations with industry experts and formal engagements with independent consultants. As new or emerging risks are identified, we evaluate the comprehensiveness of our existing ERM Framework to identify, assess, monitor, and control those risks.
Anti-Hedging Policy
The Company’s Insider Trading Policy includes an anti-hedging policy, which prohibits directors, officers and other employees from engaging in or effecting any transaction designed to hedge or offset declines in the market value of the Company’s securities. Accordingly, any hedging, derivative or other equivalent transaction that is specifically designed to reduce or limit the extent to which declines in the trading price of Company common stock would affect the value of the shares of Company common stock owned by an officer, director or other employee is prohibited. Cashless exercises of employee stock options are not deemed short sales and are not prohibited.
Code of Ethics
The Company has adopted a Code of Ethics for Senior Financial Officers that is applicable to its senior financial officers, including the principal executive officer, principal financial officer, principal accounting officer and all officers performing similar functions. The Company has posted this Code of Ethics for Senior Financial Officers on its Investor Relations website at https://investor.burkeandherbertbank.com/ under “Governance Documents.” Amendments to and waivers from the Code of Ethics for Senior Financial Officers will also be disclosed on the Company’s website.
Attendance at Annual Meetings of Shareholders
The Company does not have a written policy regarding director attendance at the annual meetings of shareholders, although directors are expected to attend these meetings absent unavoidable scheduling conflicts. All directors standing for election attended the Annual Meeting of Shareholders on May 22, 2025.
Communications with the Board of Directors
Any shareholder who wishes to communicate with the Board of Directors or an individual director may do so by writing to: Burke & Herbert Financial Services Corp., 100 S. Fairfax Street, Alexandria, Virginia 22314, Attention: Corporate Secretary. The letter should indicate that the sender is a shareholder and if shares are not held of record, should include appropriate evidence of stock ownership. Communications are reviewed by the Corporate Secretary and are then distributed to the Board of Directors or the individual director, as appropriate, depending on the facts and circumstances outlined in the communications received. The Corporate Secretary may attempt to handle an inquiry directly or forward a communication for response by the director or directors to whom it is addressed. The Corporate Secretary has the authority not to forward a communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.
Meetings and Committees of the Board of Directors
The business of the Company is conducted at regular and special meetings of the Board of Directors and its committees. In addition, the “independent” members of the Board of Directors (as defined in the listing rules of the NASDAQ Stock Market) regularly meet in executive sessions. The committees of the Board of Directors are the Audit Committee, Compensation Committee, the Nominating and Governance Committee, and the Enterprise Risk Management Committee.
The Board has adopted a written charter for each of those committees, and copies of the charters for the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee are available on the Investor Relations section of our website at https://investor.burkeandherbertbank.com/. In addition, from time to time, our Board may establish special committees to address specific issues when necessary.
The Board of Directors held ten meetings during the year ended December 31, 2025. No member of the Board of Directors of the Company or any committee thereof attended fewer than 75% of the aggregate of: (i) the total number of meetings of the Board of Directors (held during the period for which he or she has been a director); and (ii) the total number of meetings held by all committees on which he or she served (during the periods that he or she served).
Audit Committee. The Audit Committee is currently comprised of directors Georgette R. George, Gary L. Hinkle, S. Laing Hinson, Shawn P. McLaughlin, and Charles S. Piccirillo. If the LNKB Merger is consummated prior to the Annual Meeting, Diane Poillon and Kristen Snyder will be added to the Audit Committee. Jason A. Kitzmiller served on the Audit Committee during the first quarter of 2025. Each member of the Audit Committee is “independent” in accordance with applicable SEC rules and NASDAQ listing rules. The Audit Committee’s responsibilities include:
•Overseeing the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company;
•Recommending, for Board approval, the independent auditor to examine the Company’s accounts, controls, and financial statements;
•Selecting, evaluating, and if necessary, replacing the independent auditor, and managing the appointment, compensation, retention, and oversight of the work of the independent auditor;
•Meeting with management and the independent auditor to review the effectiveness of our system of internal control and internal audit procedures;
•Considering the effectiveness of the Company’s internal control system, including information technology security and control;
•Pre-approving all auditing services and generally approving permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor; and
•Forming and delegating authority to subcommittees consisting of one or more members of the committee, when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions to grant pre-approval by such subcommittees shall be presented to the full committee at its next scheduled meeting.
The Audit Committee of the Company met four times during the year ended December 31, 2025.
Audit Committee Financial Expert. The Board of Directors has determined that Shawn P. McLaughlin, an independent director as required under the NASDAQ listing standards, qualifies as an “audit committee financial expert” as defined under applicable SEC rules. Mr. McLaughlin is the President and Chief Executive Officer of McLaughlin Ryder Investments, Inc., where all finance and accounting functions report to him. Mr. McLaughlin earned his Bachelor of Science in Business Administration from Georgetown University and has been an investment advisor for more than 40 years. Mr. McLaughlin possesses an understanding of US GAAP and financial statements, the ability to assess the general application of US GAAP principles in connection with accounting for estimates, accruals and reserves, experience preparing, auditing, analyzing, or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to those in the Company’s financial statements, an understanding of internal controls and procedures over financial reporting, and an understanding of the Audit Committee functions. In addition, each Audit Committee member has the ability to analyze and evaluate the Company’s financial statements as well as an understanding of the Audit Committee’s functions.
Nominating and Governance Committee. The Nominating and Governance Committee is currently comprised of Katherine D. Bonnafé, James P. Geary, II, S. Laing Hinson, Charles S. Piccirillo, and Jose D. Riojas. Each member of the Nominating and Governance Committee is “independent” in accordance with NASDAQ listing rules. The Nominating and Governance Committee of the Company met four times during the year ended December 31, 2025. The Nominating and Governance Committee’s responsibilities include:

•Identifying individuals qualified to become members of the Board;
•Recommending to the Board the director nominees to be presented by the Board for shareholder approval at the annual meeting;
•Recommending to the Board the director nominees to fill vacancies on the Board as necessary;
•Advising the Board regarding the size and diversity of the Board, including the composition and the applicable diversity objectives or requirements of any applicable law or exchange rule, and where required, drafting any necessary public disclosure relating to the Company’s Board diversity in light of any applicable law or exchange rule;
•Reviewing and assessing the adequacy of the Company’s policies and practices on corporate governance and recommending any proposed changes to the Board for approval;
•Advising the Board and the Company in interpreting and applying the Company’s policies and practices on corporate governance and serving as a resource for the Board in addressing any corporate governance issues or matters that may arise;
•Reviewing, assessing the adequacy of, and recommending for approval the Company’s Code of Business Conduct and Ethics, Code of Ethics for Senior Financial Officers, and Insider Trading Policy;
•Reviewing any proposed amendments to the Company’s Articles of Incorporation and Bylaws and recommending appropriate action to the Board; and
•On an annual basis, conducting a self-evaluation of its performance in fulfilling its duties and responsibilities under its charter.
Our Board has delegated to the Nominating and Governance Committee the responsibility for reviewing and recommending to the Board, for its consideration and approval, guidelines addressing criteria for prospective director candidates as it deems necessary or advisable. The Nominating and Governance Committee is also charged with recommending to our Board specific candidates for election as directors. The Nominating and Governance Committee considers nominees recommended by directors, officers, employees, shareholders and others using the same criteria to evaluate all candidates. In identifying prospective director candidates, the Nominating and Governance Committee may consider all facts and circumstances, including among other things, the skills of the prospective director candidate, his or her breadth of business or other experience, his or her independence, and our particular needs and the needs of our Board. The Nominating and Governance Committee is authorized to engage consultants or third party search firms to assist in identifying and evaluating potential nominees at our expense.
Any shareholder may submit, for consideration and nomination by the Nominating and Governance Committee any candidate or candidates for election to the Board at any annual meeting of the Company’s shareholders by following the notice procedures and providing the information required our Bylaws. To nominate a candidate for election as a director at an annual meeting of shareholders, our Bylaws require a shareholder to provide us with written notice no earlier than 120 days and no later than 90 days before the first anniversary of the preceding year’s annual meeting. If the current year’s annual meeting is changed by more than thirty (30) days from such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the 120th day prior to such annual meeting and not later than (i) the close of business on the later of the 90th day prior to such annual meeting or (ii) the tenth day following the day on which notice of the date of annual meeting was mailed or public announcement of the date of such meeting is first made. Our Bylaws require that the nominating shareholder’s notice include each nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected. Shareholders are advised to carefully review our Bylaws, which contain a description of the information required to be submitted, as well as the advance notice and other requirements that apply to nominations by shareholder of candidates for election to the Board.
Compensation Committee. The Compensation Committee is currently comprised of Mark G. Anderson, Oscar M. Bean, Katherine D. Bonnafé, James P. Geary, II, and Shawn P. McLaughlin. Each member of the

Compensation Committee is “independent” in accordance with NASDAQ listing rules. No member of the Compensation Committee is a current or former officer or employee of the Company. The Compensation Committee met six times during the year ended December 31, 2025. The Compensation Committee’s responsibilities include:
•Assisting the Board in establishing the Company’s general compensation philosophy;
•Periodically reviewing and approving changes to the Company’s compensation philosophy, principles and policies and overseeing the development and implementation of the Company’s compensation programs;
•Reviewing and recommending changes, as needed, to the Company’s equity incentive compensation plans and other stock-based plans;
•Annually reviewing, and recommending for approval by the Board, the compensation of the Board;
•Annually reviewing and approving corporate goals and objectives relevant to the CEO compensation and evaluating the CEO’s performance in light of those goals and objectives;
•Annually reviewing and approving, in consultation as appropriate with the CEO, the compensation including salary, incentive bonuses, equity awards, severance payments and other benefits) and other terms of employment of all other executive officers of the Company and its subsidiaries that have been designated as “executive officers” of the Company within the meaning of Section 16 of the Exchange Act (“Section 16 Officers”); provided that, the hiring, appointment or promotion of an individual into a position as a Section 16 Officer, and the conferring of the titles of the Section 16 Officers, is reserved to the Board; and
•Reviewing, modifying, and approving, as appropriate, management’s recommendations for amendments to the Company’s qualified and non-qualified benefit programs.
To the extent not prohibited by applicable law, the Compensation Committee may delegate to the CEO, and he may delegate to subordinates, the authority, within established limits, to establish appropriate programs, policies, practices, and procedures relating to the compensation of all non-executive employees of the Company and its subsidiaries.
Enterprise Risk Management Committee. The Enterprise Risk Management Committee is comprised of Mark G. Anderson, Julian F. Barnwell, Jr., Oscar M. Bean, James M. Burke, Gary L. Hinkle, and Jose D. Riojas. Jason A. Kitzmiller served on the Enterprise Risk Management Committee during the first quarter of 2025. The Enterprise Risk Management Committee met four times during the year ended December 31, 2025.
Other Committees. The Bank has a standing Credit Risk Management Committee, Asset & Liability Management Committee, Trust & Wealth Management Committee, Technology Committee, and Regulatory Risk Committee.

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Subject to the ratification by the Company’s shareholders, the Audit Committee has selected Crowe LLP as the independent registered public accounting firm for the Company to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending December 31, 2026. A representative of Crowe LLP is expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.
Even if the engagement of Crowe LLP is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change would be in the best interests of the Company and its shareholders.
Approval of Proposal 2 to ratify the appointment of Crowe LLP as the Company’s independent registered public accounting firm requires the affirmative vote of a majority of the votes cast on the proposal.
The Board of Directors recommends that shareholders vote FOR the ratification of the appointment of Crowe LLP as the independent registered public accounting firm for the year ending December 31, 2026.
Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Registered Public Accounting Firm
The Audit Committee is responsible for recommending, for Board approval, the independent auditor to examine the Company’s accounts, controls, and financial statements. The Audit Committee is responsible for the appointment, compensation, retention, and oversight of the work of the independent auditor (including resolution of disagreements between the Company’s management and the independent auditor, regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services for the Company. The independent auditor reports directly to the Audit Committee. The Audit Committee pre-approves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor. The foregoing requirement is subject to the exception of non-audit services constituting not more than 5% of all auditing revenues paid during the fiscal year or not initially recognized to be non-audit services and promptly brought to the attention of the Audit Committee and approved prior to completion.
Independent Registered Public Accounting Firm Fees Information
Set forth below is certain information concerning aggregate fees billed for professional services rendered by Crowe LLP during the years ended December 31, 2025, and 2024, respectively.

	Year Ended December 31, 2025	Year Ended December 31, 2024
Audit Fees	$978,652	$861,371
Audit-Related Fees	85,000	25,000
Tax Fees	56,508	97,527
All Other Fees	23,000	—

Audit Fees. During the years ended December 31, 2025, and 2024, the aggregate fees billed to the Company for professional services rendered for the audit of our annual financial statements included in our Annual Report on Form 10-K and a review of financial statements included in our Quarterly Reports on Form 10-Q.
Audit Related Fees. Audit-Related Fees include fees billed associated with the filing of Form S-4 and S-8 Registration Statement with the SEC related to 2025 and the filing of S-3 Registration Statement with the SEC for 2024.

Tax Fees. Tax fees for 2025 and 2024 were in connection with the preparation and amendments to the Company’s tax returns, responding to certain taxing authority inquiries and other services.
All Other Fees. Consulting fees for December 31, 2025, and no other fees for the year ended December 31, 2024, respectively.

AUDIT COMMITTEE REPORT
The following Audit Committee Report is provided in accordance with the rules and regulations of the SEC. Pursuant to such rules and regulations, this report shall not be deemed “soliciting material,” filed with the SEC, subject to Regulation 14A or 14C of the SEC or subject to the liabilities of Section 18 of the Exchange Act.
The Audit Committee has submitted the following report (the “Audit Committee Report”) for inclusion in this proxy statement:
The Audit Committee has reviewed the audited financial statements for the year ended December 31, 2025, and has discussed them with management. The Audit Committee has also discussed with Crowe LLP, the Company’s external independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and by the SEC rules. The Audit Committee has received the written disclosures and has the letter from Crowe LLP required by applicable requirements of the PCAOB regarding Crowe LLP’s communications with the Audit Committee concerning its independence, and has discussed with Crowe LLP, its independence from the Company. Based on the review and discussions discussed above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, for filing with the SEC.

Submitted by the Audit Committee
Georgette R. George
Shawn P. McLaughlin
Gary L. Hinkle
Charles S. Piccirillo
S. Laing Hinson

EXECUTIVE OFFICERS

The following table lists each of the Company’s executive officers as of April 10, 2026.

Name	Age	Position
David P. Boyle	62	Chair and Chief Executive Officer
H. Charles Maddy, III	63	Director and President
Roy E. Halyama	58	Executive Vice President - Chief Financial Officer
Robert S. Tissue	62	Executive Vice President - Head of Balance Sheet Strategy
Danyl R. Freeman	55	Executive Vice President - Chief Human Resources Officer
Joseph W. Hager	43	Executive Vice President - Chief Operating Officer
Robert V. Hintelmann, Jr.	58	Executive Vice President - Chief Credit Officer
Lauren N. Kimlel	56	Executive Vice President - Chief Banking Officer
Patrick K. Huffman	41	Senior Vice President - Chief Accounting Officer
Bradford E. Ritchie	58	Executive Vice President - Chief Lending Officer
Shannon B. Rowan	60	Executive Vice President - Director of Trust & Wealth Management
Jennifer P. Schmidt	56	Executive Vice President - Chief Risk Officer
Angela R. Zirk	48	Executive Vice President - Chief Experience Officer
The business experience of each of our executive officers is set forth below (except for Mr. Boyle, whose information is included in Proposal 1 – Election of Directors). No executive officer has any family relationship, as defined in Item 401 of Regulation S-K, with any other executive officer or any of our directors. There are no arrangements or understandings between any of the officers and any other person pursuant to which he or she was selected as an officer.
H. Charles Maddy, III serves as the President of the Company. Mr. Maddy previously served as the President and Chief Executive Officer of Summit since 1994 and served on the Board of Summit and its wholly-owned banking subsidiary, Summit Community Bank, Inc. since 1993. Mr. Maddy has demonstrated exceptional leadership through his participation in a variety of professional and community service activities, including his service as Director and past President of the West Virginia Bankers’ Association, chair of its Audit Committee and member of its Legislative / Government Relations Committee, Pension & Benefits Committee and BankPAC Committee; Director of the Federal Home Loan Bank of Pittsburgh and served on its Finance Committee and Operational Risk Committee and past Chair of its Audit Committee; member of American Bankers Association and served on its Federal Home Loan Bank Open Committee; Director and a Founder of the Hardy County Child Care Center; past Director of Valley View Golf Association; past President and past Director of the West Virginia Association of Community Bankers and past Director of the Hardy County Community Foundation. Mr. Maddy has also been recognized as a leader in his industry and has been the recipient of the Outstanding CPA in Business and Industry Award and the AICPA Business and Industry Hall of Fame Award.
Roy E. Halyama serves as Executive Vice President and Chief Financial Officer joining in 2021. From 2019 to 2021, he served as Chief Financial Officer for an affiliate of PNC Financial Services Group, Inc., in Pittsburgh, Pennsylvania. His previous experience also includes a corporate finance role at a regional bank in Pittsburgh, Pennsylvania, and several accounting, finance and investment roles over the course of sixteen years at regional and large financial institutions in Ohio and New York. Roy earned a Bachelor of Science degree in Business Administration, Accounting and an MBA, Finance at The Ohio State University.
Robert S. Tissue serves as Executive Vice President and Head of Balance Sheet Strategy. He previously served as Executive Vice President and Chief Financial Officer of Summit Financial Group, Inc. from 1998 to 2024. Before joining, he served in public accounting at Baker Tilly and is a Certified Public Accountant. Rob graduated cum laude with a B.S. in Business Administration, major concentration in Accounting from West Virginia University.
Danyl R. Freeman serves as Executive Vice President and Chief Human Resources Officer. She previously served as Executive Vice President and Chief Human Resources Officer of Summit Financial Group, Inc. from May 2019 to 2024 and served as Senior Vice President and Chief Human Resources Officer of Summit Community Bank, Inc. from 2015. Danyl is a Board Member of the McCoy-McMechen Museum Board and a past Board Member and past Chair of the Moorefield High School Scholarship Fund. She has taught various classes at the West Virginia Bankers Association Banking School and has also been an instructor of Principles of Banking. Danyl earned a Bachelor of Science in Accounting and Bachelor of Science in Management from Alderson Broaddus College in Philippi, WV. She is also a graduate of the West Virginia Banking School.
Joseph W. Hager serves as Executive Vice President and Chief Operations Officer. He previously served as Executive Vice President and Chief Risk Officer of Summit Financial Group, Inc. from October 2022 to 2024. He joined Summit Financial Group, Inc. in 2016 serving as Chief Audit Executive. Before joining, he served as a public accountant at Baker Tilly and PricewaterhouseCoopers LLP. He is a graduate of West Virginia University and a licensed Certified Public Accountant.
Robert V. Hintelmann, Jr. serves as Executive Vice President and Chief Credit Officer. Mr. Hintelmann has more than 25 years of credit experience in the financial services industry. Mr. Hintelmann most recently served as the Executive Vice President and Deputy Credit Officer of a super-regional bank based in the Mid-Atlantic region.
Lauren N. Kimlel serves as Executive Vice President of Branch Banking. She previously served as Executive Vice President and Chief Banking Officer of Summit Financial Group, Inc. and Summit Community Bank, Inc. from 2023 and Executive Vice President and Chief Operating Officer of Provident State Bank, Inc. from 2020 and Senior Vice President and Chief Risk Officer from 2019. Prior to 2019, she held roles in Business Banking and Credit Administration with M&T Bank from 2006. An alumna of Frostburg State University, Kimlel earned her MBA from Salisbury University, specializing in finance. She is an active member of the Federal Reserve Bank of Richmond’s Payments Advisory Council and holds a board position with Advanced Fraud Solution Advisory Council.
Patrick K. Huffman serves as Senior Vice President and Chief Accounting Officer. Patrick Huffman joined the Bank in April 2025 and serves as Chief Accounting Officer of the Bank and the Company. From 2019 to 2025, Mr. Huffman served as Chief Accounting Officer for two community banks in the Mid‑Atlantic region. Prior to that, he spent more than five years at Elliott Davis in the firm’s bank audit practice, concluding his tenure as a Senior Manager, where he focused on external and internal audit engagements for community banks, providing oversight of accounting, internal controls, and regulatory matters. Mr. Huffman also served for nearly five years as a contractor with the Federal Deposit Insurance Corporation, providing oversight of government‑assisted bank acquisitions. He holds a Bachelor of Science in Accounting from the University of Delaware and is a licensed Certified Public Accountant.
Bradford E. Ritchie serves as Executive Vice President and Chief Lending Officer. He previously served as Executive Vice President of Summit Financial Group, Inc. and President of Summit Community Bank, Inc. from 2012 to 2024. He participates in a variety of professional and community service activities that include serving as Director of the Community Bankers of West Virginia, past Director of the Federal Home Loan Bank of Pittsburgh, and Director of the Rhea of Hope Foundation. He also serves on the fundraising campaigns for the Young Men’s Christian Association and the Buckskin Council, Boy Scouts of America. Brad graduated with a Bachelor of Science degree in Business Administration with a major in Accounting from West Virginia University and is also a licensed Certified Public Accountant.
Shannon B. Rowan serves as Executive Vice President of Wealth Services. Prior to joining in 2011, he was an area director of financial advisors at a large financial services company and held a senior role with a regional firm. Shannon graduated from the University of Mary Washington with dual degrees in Philosophy and Psychology. He holds the CERTIFIED FINANCIAL PLANNER™ (CFP®), Accredited Investment Fiduciary (AIF®), and

Chartered Life Underwriter (CLU®) designations, FINRA Series 65, 24, 7, 6, 63 certifications, and holds Life and Health Insurance licenses.
Jennifer P. Schmidt serves as Executive Vice President and Chief Risk Officer. She joined in 2014 with more than 30 years of experience in strategy, operations and compliance management. She earned a Bachelor of Mechanical Engineering from Villanova University, a Master of Science in Engineering Mechanics from Cleveland State University and a dual Master of Business Administration and Master of Engineering Management from Northwestern University. She is also a graduate of the Stonier Graduate School of Banking.
Angela R. Zirk serves as Executive Vice President and Chief Experience Officer. She previously served as Executive Vice President and Chief Experience Officer of Summit Financial Group, Inc. and Summit Community Bank, Inc. from 2005 to 2024. A graduate from West Virginia University, Angie also holds an ABA School of Bank Marketing and Management degree, a Certified Financial Marketing Professional certification and is a graduate from the ABA Stonier Graduate School of Banking and completed the Wharton Leadership Program. Angie also attended the West Virginia Bankers Association Emerging Leaders Program and is a Board Member of various community nonprofits.

PROPOSAL 3
NON-BINDING, ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Securities and Exchange Act, the Company is requesting shareholder approval of the compensation of its named executive officers as disclosed in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives shareholders the opportunity to express their views regarding named executive officers’ compensation. The vote is not intended to address any specific items of compensation, but rather the overall compensation of named executive officers and the philosophy, policies, and practices described in this proxy statement.
We encourage you to carefully review the Compensation Discussion and Analysis and the compensation tables and narrative discussion beginning on page 33 for a detailed discussion of the Company’s executive compensation program.
As described in the Compensation Discussion and Analysis section of this proxy statement, the objectives of the Company’s executive compensation program are to attract and retain highly skilled and motivated executive officers that significantly contribute to the Company’s success and to align a significant portion of each officer’s total compensation with the Company’s annual and long-term performance and with the interests of our shareholders. The Board of Directors believes that the Company’s compensation policies and procedures achieve these objectives.
Accordingly, the following resolution is submitted for shareholder approval:
RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion, is hereby APPROVED.
The “say-on-pay” vote is an advisory vote, which is not binding on the Company. However, the Board and the Compensation Committee value the opinions expressed by shareholders through their vote on this proposal and will carefully consider the outcome of the vote when making future compensation decisions with respect to the Company’s named executive officers.
The Board of Directors unanimously recommends a vote FOR approval of the non-binding advisory resolution to approve the compensation of the Company’s named executive officers.

PROPOSAL 4
NON-BINDING, ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION
Section 14A of the Exchange Act also requires the Company to hold an advisory vote on the frequency of the advisory vote on executive compensation as described in Proposal 3 of this proxy statement. By voting on this Proposal 4, shareholders may indicate whether they would prefer that the Company hold a “say-on-pay” every one (1), two (2), or three (3) years. Shareholders may also abstain from voting. Accordingly, the following resolution is submitted for shareholder approval:
RESOLVED, that the Company hold a shareholder non-binding, advisory vote to approve the compensation paid to the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K with a frequency of once every one (1) year, two (2) years, or three (3) years, whichever receives the highest number of votes cast with respect to this resolution.
The Company asks that you support a frequency of every three (3) years for future shareholder advisory votes on executive compensation. The Board of Directors and Compensation Committee believe that an advisory vote on executive compensation that occurs every three years is the most appropriate choice for the Company, as a triennial vote complements the Company’s goal to create a compensation program that enhances long-term shareholder value. To facilitate the creation of long-term, sustainable shareholder value, all our compensation awards are contingent upon successful completion of multi-year performance or upon successful completion of periods of service to the Company. A triennial vote will provide shareholders the ability to evaluate our compensation program over a time period similar to the periods associated with our compensation awards, allowing them to compare the Company’s compensation program to the long-term performance of the Company.
The frequency of one (1) year, two (2) years, or three (3) years that receives the highest number of votes cast will be deemed by the Company as the frequency for the advisory vote on executive compensation selected by shareholders. The Board will consider the outcome of the vote when making future decisions regarding the frequency of the “say-on-pay” vote. However, because this is advisory and not binding on the Board or the Company, the Board may decide that it is in the best interest of shareholders and the Company to hold an advisory vote on the compensation of named executive officers more or less frequently than the frequency approved by the shareholders. Shareholders will not be voting to approve or disapprove the Board’s recommendation.
The Board of Directors unanimously recommends a vote FOR a frequency of every three (3) years for future shareholder advisory votes on executive compensation.

COMPENSATION DISCUSSION AND ANALYSIS
Named Executive Officers
In this section, we describe the objectives and elements of our compensation philosophy, policies and practices with respect to the compensation of each individual who served as our principal executive officer or principal financial officer during 2025, as well as our three most highly compensated executive officers (other than our principal executive officer and principal financial officer). References throughout this proxy statement to our “named executive officers” or “NEOs” refer to each of the individuals named in the table below. Our NEOs for the fiscal year ended December 31, 2025 were:

Named Executive Officer	Title
David P. Boyle	Chair and Chief Executive Officer
Roy E. Halyama	Executive Vice President - Chief Financial Officer
H. Charles Maddy, III	Director and President
Bradford E. Ritchie	Executive Vice President - Chief Lending Officer
Robert S. Tissue	Executive Vice President - Head of Balance Sheet Strategy
EXECUTIVE SUMMARY
2025 Financial Results and Highlights

At the beginning of the year, the Board set the following goals for the Company: (i) to achieve a more granular, diverse and relationship-based loan portfolio; (ii) to grow our core deposits and non-interest income by delivering our full suite of products and services; (iii) to continue our expansion into new and existing markets; and (iv) to deliver top quartile results relative to our peers. We accomplished those goals and are proud of the teamwork demonstrated across the Company to deliver strong financial results. Key highlights and accomplishments for 2025 include:
•Net income applicable to common shares of $116.4 million and diluted earnings per common share of $7.72.
•Return on average assets of 1.48% and a return on average equity of 14.76%.
•A strong balance sheet with ample liquidity. Total liquidity, including all available borrowing capacity with cash and cash equivalents, totaled $4.8 billion at the end of 2025.
•Asset quality metrics remained within our moderate risk profile with adequate reserve coverage of 1.26% to total loans.
•A strong capital position ending the year with 13.5% Common Equity Tier 1 capital to risk-weighted assets, 16.2% total risk-based capital to risk-weighted assets, and a leverage ratio of 10.9%.
•Donations made by the Burke & Herbert Bank Foundation in support of communities across our footprint surpassed $1 million.
Compensation Philosophy and Elements of Executive Compensation
The primary objective of our executive compensation program is to attract and retain highly skilled and motivated executive officers that significantly contribute to the Company’s success. The executive officers are expected to manage the Company to promote its growth and profitability, minimize risk, and advance the interests of our shareholders. As such, the Company’s compensation program is designed to provide levels of compensation that reflect the executive’s role in the organization and reward the individual’s performance within the context of the Company’s performance.

The Compensation Committee of our Board believes that evaluating performance in this manner aligns the interests of our executive officers with the achievement of long-term sustainable financial performance and resulting increases in shareholder value. We believe that our compensation program contributes to achieving these results. The principal elements of our executive compensation program are annual base salary, incentive compensation, including short-term incentive compensation through annual cash incentive compensation and long-term incentives through the grants of equity-based awards and participation in our deferred compensation plans. In addition, we provide our executives with benefits that are generally available to all eligible employees.
We view the principal elements of our executive compensation as related, but distinct, and aim to deliver competitive annual total compensation opportunities to the Company’s executive officers commensurate with individual and Company performance. We determine the appropriate level for each compensation element based, in part, but not exclusively, on our view of internal equity and consistency, performance, the competitive landscape, and other information we deem relevant. We believe that equity-based awards are a motivator in attracting and retaining executives over the long-term, and that salary and cash bonuses are important considerations in the short-term.
The following table lists and describes the purpose of the key elements of compensation for our NEOs:

Element of Pay	Description	Purpose
Base Salary	Fixed cash compensation reviewed annually and adjusted periodically.	To attract and retain key executive talent by providing a stable source of compensation for services rendered during the fiscal year based on market-competitive base pay. Merit salary increases are linked to individual performance and other factors.
Merger Incentive Plan	Cash and equity-based incentive compensation based on achievement of merger cost savings goals in 2024 and 2025 and achievement of earnings per share goals for 2024 and 2025.
To provide cash and equity-based incentive compensation to select members of management of the Company and its affiliates, and to incentivize such individuals to achieve key milestones following the two-year period after the Summit Merger.

Annual Incentive Plan	Performance-based cash payment based on financial, operational, and strategic metrics.	To motivate executive officers to achieve the Company’s annual strategic and financial goals and reward individual performance.
Long Term Incentive Plan – Time Vesting	Equity awards (such as restricted stock units (RSUs)) that vest over a service-based period, generally three years.	To align long-term interests of executives and shareholders and to motivate and reward long-term sustained performance. The time-based vesting criteria creates a retention incentive through multi-year vesting.
Long Term Incentive Plan – Performance Vesting	Equity awards (typically performance-based RSUs) that vest based on achievement of pre-established specific financial metrics over multiple-year performance period.	To align long-term interests of executives and shareholders and provide appropriate balance of at-risk compensation that incentivizes executives to achieve long-term performance goals.
Retirement and Other Benefits	Participation in broad based employee benefit plans (including health and welfare benefits and retirement plans) and, in some cases, supplemental retirement arrangements.	To provide benefits that are consistent with market practice, supports executive well-being and financial security, and aids in attracting and retaining executives.
Compensation-Related Risk Assessment
The Compensation Committee also continually reviews the Company’s compensation policies to identify any practice that might encourage an employee to expose the Company to unacceptable risk. In making this assessment, the Compensation Committee considered the design of our short-term and long-term incentive programs, the mix of fixed and variable compensation, and the governance controls that help align pay with prudent risk management. The Compensation Committee believes that our compensation program includes several features that mitigate excessive risk-taking, including:
•a balance between annual cash incentives and long-term equity incentives;
•performance goals measured over multi-year periods;
•stock ownership guidelines that require executives to retain meaningful equity exposure;

•clawback policies that permit recovery of incentive compensation in appropriate circumstances; and
•committee discretion to reduce awards based on risk, compliance, or other qualitative considerations.
These features are intended to encourage disciplined decision-making, discourage undue emphasis on short-term results, and align executive incentives with the Company’s long-term performance and shareholder interests. Based on its review, the Compensation Committee is satisfied that the current executive compensation program does not encourage the Company’s executive officers, including the NEOs, to expose the Company to inappropriate risk.

HOW WE SET COMPENSATION
Role of Compensation Committee in Setting Executive Compensation
The Company’s Compensation Committee, which is comprised entirely of independent directors, is responsible for overseeing the Company’s compensation policies and philosophy and their specific application to the directors and executive officers of the Company and its subsidiaries. The Compensation Committee is responsible for determining whether its executive compensation policies are reasonable and appropriate, meet the stated objectives of those policies and effectively serve the best interests of the Company and its shareholders.
Annually, our Compensation Committee performs a strategic review of our executive officers’ total compensation. Through this review, the Compensation Committee determines whether the Company adequately compensates our executive officers for both individual and organizational results, relative to external compensation benchmarks. The Compensation Committee considers the Company’s internal objectives (financial and non-financial), the individual executive’s contribution to Company objectives, external peer compensation levels, and peer performance in making annual compensation decisions for the Company’s executive officers. The Compensation Committee also engages an independent third-party compensation consultant, from time-to-time, to help ensure that our executive compensation practices align with general peer compensation approaches. On an annual basis, the Compensation Committee reviews and approves corporate goals and objectives relevant to the Chief Executive Officer’s compensation and evaluates the Chief Executive Officer’s performance in light of those goals and objectives. The Compensation Committee determines and approves the compensation and perquisites to be paid or provided to the Chief Executive Officer based on this evaluation, taking into account the Company’s performance. The Chief Executive Officer may not be present during voting or deliberations on his compensation.
The Compensation Committee also annually reviews, in consultation as appropriate with the Chief Executive Officer, the performance of all other executive officers and determines and approves the compensation and perquisites to be paid or provided to the other executive officers, including: base salaries and annual incentive awards; long-term equity awards; any other executive compensation or perquisite; any compensation under a plan or program that has been adopted by the Company; and the terms and conditions of employment contracts and arrangements, if applicable.
The Compensation Committee annually reviews and recommends changes, if appropriate, to the Company’s equity incentive compensation plans and other stock-based plans. The Compensation Committee administers the Company’s equity incentive plans, which includes the determination of grant amounts and vesting terms and conditions of awards under such plans.
Roles of Executive Officers and Management in Setting Executive Compensation
The Compensation Committee occasionally requests one or more members of executive management to be present at committee meetings where executive compensation and Company or individual performance are discussed and evaluated. Executives may provide insight, suggestions or recommendations regarding executive compensation; however, the Compensation Committee retains sole discretion with respect to compensation decisions regarding the Company’s executive management team and only Compensation Committee members vote on decisions regarding executive compensation.

The Company’s Chief Executive Officer provides recommendations to the Compensation Committee on matters relating to the compensation of the executive management team other than his own compensation. In addition, the Chief Executive Officer provides specific recommendations regarding base salary adjustments, annual incentive awards, equity awards, and other benefits for members of the executive management team other than himself to the Compensation Committee. The Compensation Committee has discretion to approve, disapprove or modify recommendations made by the Chief Executive Officer. The Chief Executive Officer is not present during deliberations or voting by our Compensation Committee relating to his own compensation.
Role of Compensation Consultant
Pursuant to its charter, the Company’s Compensation Committee may, in its sole discretion, retain or obtain the advice and assistance of a compensation consultant, legal counsel or other adviser. The Compensation Committee may retain or obtain the advice of an adviser only after taking into consideration factors related to that person’s independence from management, including each of the factors it is required to take into consideration under Rule 5605(d)(3) of the NASDAQ Stock Market Rules, subject to limited exceptions. The Compensation Committee is responsible for the appointment, compensation, and oversight of any adviser it retains. The Company is obligated to provide appropriate funding for the compensation of any such adviser.
For 2025, the Company, at the behest of the Compensation Committee, retained the services of Pearl Meyer which is an independent executive compensation consulting firm. In 2025, Pearl Meyer did not provide any other services to the Company and worked with the Company’s executive management team only on matters for which the Compensation Committee is responsible. The Compensation Committee assessed the independence of Pearl Meyer in 2025 pursuant to SEC and NASDAQ requirements and concluded that no conflict of interest exists that would prevent Pearl Meyer from serving as an independent consultant to the Compensation Committee. During 2025, Pearl Meyer provided the Compensation Committee with independent advice on topics including public peer group, incentive plan design, and executive employment agreements.
2025 Target Pay Performance Mix
The Compensation Committee aims to establish an appropriate balance between fixed and performance-based compensation as well as between its annual incentive and long-term incentive compensation. The target pay mix of total compensation in 2025 for the CEO and the average of the other four NEOs is as follows:

	CEO Target Pay Mix	Other NEO Target Pay Mix
Base Salary	31.71%	42.46%

Performance Based Annual Cash Incentives	38.85%	33.27%
Performance Based Long-Term Equity Incentives	29.44%	24.27%
Total Percentage of Target pay "At Risk"	68.29%	57.54%
Peer Group
At the meeting held on February 20, 2025, the Compensation Committee reviewed the Company’s peer group. The peer group was used in connection with the Compensation Committee’s review of the salaries of the NEOs to determine if the salaries were comparable to those executives in similar positions. The peer group represented an asset range of $5.4 billion to $13.8 billion in 2024 and had an average asset size of $8.9 billion in 2024 compared to the Company’s asset size of $7.8 billion in 2024. The peer group represented a market capitalization range of $492.4 million to $2.7 billion as of February 20, 2025, and had an average market capitalization of $1.2 billion compared to the Company’s market capitalization of $950.1 million as of February 20, 2025.

Bank	Ticker	City	State
NBT Bancorp Inc.	NBTB	Norwich	NY
First Commonwealth Financial Corporation	FCF	Indiana	PA
Eagle Bancorp, Inc.	EGBN	Bethesda	MD
ConnectOne Bancorp, Inc.	CNOB	Englewood Cliffs	NJ
Park National Corporation	PRK	Newark	OH
S&T Bancorp, Inc.	STBA	Indiana	PA
Peoples Bancorp, Inc.	PEBO	Marietta	OH
Flushing Financial Corporation	FFIC	Uniondale	NY
Stock Yards Bancorp, Inc.	SYBT	Louisville	KY
Univest Financial Corporation	UVSP	Souderton	PA
Tompkins Financial Corporation	TMP	Ithaca	NY
Metropolitan Bank Holding Corp.	MCB	New York	NY
Peapack-Gladstone Financial Corporation	PGC	Bedminster	NJ
Washington Trust Bancorp, Inc.	WASH	Westerly	RI
CNB Financial Corporation	CCNE	Clearfield	PA
Orrstown Financial Services, Inc.	ORRF	Harrisburg	PA

COMPONENTS OF EXECUTIVE COMPENSATION
Salaries
Salaries of the NEOs are reviewed on an annual basis. In setting the salaries of the NEOs, the Compensation Committee seeks to provide competitive market salaries, considering individual performance for the prior year and the Company’s prior year financial results. The Compensation Committee also considers comparative peer salary data from the peer group and believes that base salaries are set at levels that enable the Company to hire and retain individuals in the banking/finance industry that can drive achievement of the Company’s overall objectives.
At its meeting held on February 27, 2025, the Compensation Committee reviewed the salaries of the executive officers and decided to increase the base salaries for the NEOs, as is reflected in the following table based on a review of market data for comparable executives in the peer group. These base salary increases were effective on April 1, 2025.

Named Executive Officer	Title	2024 Base Salary	2025 Base Salary	% Increase
David P. Boyle	Chair and Chief Executive Officer	$825,000	$875,000	6.1%
Roy E. Halyama	Executive Vice President - Chief Financial Officer	425,000	450,000	5.9
H. Charles Maddy, III	Director and President	650,000	670,000	3.1
Bradford E. Ritchie	Executive Vice President - Chief Lending Officer	410,000	422,000	2.9
Robert S. Tissue	Executive Vice President - Head of Balance Sheet Strategy	350,000	361,000	3.1
Merger Incentive Compensation
On May 1, 2024, the Board approved and adopted the Burke & Herbert Bank 2024-2025 Merger Incentive Plan (the “MIP”). The MIP became effective on May 3, 2024, the closing date (“Closing Date”) of the Summit Merger. The MIP was intended to provide cash and equity-based incentive compensation to select members of management of the Company and its affiliates, and to incentivize such individuals to achieve key milestones following the Summit Merger. The Compensation Committee established a “Total Target Incentive” covering a period of two years for each participant in the MIP. The Total Target Incentive for both 2024 and 2025 for each NEO, expressed as a dollar amount, was as follows:

	2024 MIP Target Incentive	2025 MIP Target Incentive	MIP Total Target Incentive
David P. Boyle	$1,485,000	$1,485,000	$2,970,000
Roy E. Halyama	680,000	680,000	1,360,000
H. Charles Maddy, III	650,000	650,000	1,300,000
Bradford E. Ritchie	369,000	369,000	738,000
Robert S. Tissue	350,000	350,000	700,000
Each participant had the opportunity to earn between 0% - 150% of their Total Target Incentive, as described further below.
Cash Incentives
Each participant had the opportunity to earn four cash incentives under the MIP; however the participant had to be continuously employed by the Bank through the payout date in order to receive the cash incentive. Two cash incentive opportunities were based on the Company’s achievement of its merger cost savings goals in 2024 and 2025, and the remaining two cash incentive opportunities were based on the Company achieving its earnings per share goals for 2024 and 2025.
Merger Cost Savings (“MCS”) Cash Incentive
Of the Total Target Incentive, 25% of each participant’s Total Target Incentive was allocated to a cash incentive that might be earned between 0% - 150% of target based on the Company’s achievement of its merger cost savings goal from the Closing Date through the end of 2025, with the potential to earn an initial payment during the first quarter of 2025 based on 2024 performance if the “threshold” (or greater) performance goal was achieved, and the potential to earn a second payment during the first quarter of 2026 based on performance through 2025.

Merger Cost Savings (“MCS”) Cash Incentive
	Below Threshold	Threshold	Target	Maximum
Merger Cost Savings	< $10 Million	$10 million	$20 million	$30 million or more
% of Total MCS Incentive Earned	—%	50%	100%	150%
Earnings Per Share (“EPS”) Cash Incentive
Between 15% - 28.125% of each participant’s Total Target Incentive amount was allocated to a cash incentive that might be earned between 0% - 150% of target based on the Company’s GAAP earnings per share on a diluted basis (“EPS”) performance from the Closing Date through the end of 2024, payable in the first quarter of 2025. In addition, between 15% - 28.125% of each listed individual's Total Target Incentive was allocated to a cash incentive that might be earned between 0% - 150% of target based on the Company’s EPS performance in 2025, payable in the first quarter of 2026. The Company’s EPS had to meet or exceed the “threshold” goal in order for the cash incentive to be paid.

Earnings Per Share (“EPS”) Cash Incentive
	Below Threshold	Threshold	Target	Maximum
% of EPS Target Achieved	Less than 80%	80%	100%	150% or more
% of Total EPS Incentive Earned	—%	80%	100%	150%
Equity Based Incentives
In addition to the cash incentives, from 18.75% - 45% of each participant’s Total Target Incentive was allocated to performance-based restricted stock unit (“PRSU”) awards. To calculate the number of PRSUs (at target)

subject to the PRSU awards, the applicable portion of the Total Target Incentive was divided by $51.14, the closing price of a share of the Company stock on the date of the Summit Merger, with the quotient representing the number of PRSUs (at target) to be awarded to the participant. Half of the PRSUs were awarded on May 6, 2024, the first business day following the Summit Merger (the “2024 EPS PRSU”), and the remainder was awarded on January 23, 2025 (the “2025 EPS PRSU”), subject to the Company’s achievement of the EPS targets for 2024 and 2025 and to continued employment.
Between 0% - 150% of the target PRSUs granted under the 2024 EPS PRSU might be “banked” by the participant based on the Company’s EPS performance from the Closing Date to December 31, 2024, with the banked units vesting in three equal annual installments on the first, second, and third anniversaries of the Closing Date. Between 0% - 150% of the target PRSUs granted under the 2025 EPS PRSU might be “banked” by the participant based on the Company’s EPS performance in 2025, with the banked units vesting in three equal annual installments on the second, third, and fourth anniversaries of the Closing Date. Vesting of the PRSU awards is generally contingent on the participant’s continued employment, subject to acceleration upon certain qualifying events as described below.

Number of PRSUs Banked Based on EPS Performance
	Below Threshold	Threshold	Target	Maximum
% of EPS Target Achieved	Less than 80%	80%	100%	150% or more
% of PRSUs that are Banked	—%	80%	100%	150%
2024 Performance
At the beginning of 2025, the Compensation Committee met and determined that the MCS from the Closing Date through the end of 2024 were over $27 million resulting in a total MCS cash incentive earned equal to 139.17%. The Compensation Committee also reviewed the EPS performance from the Closing Date through the end of 2024. Even though the Compensation Committee excluded approximately $3.85 million of accretion income on loans from total net income when calculating EPS, the EPS for 2024 exceeded the maximum amount of target resulting in a total EPS cash incentive earned equal to 150%. The blended payout for the cash incentive for 2024 was 147.3%. The cash incentives payable to the NEOs under the MIP are set forth in the table below and reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table (the “SCT”) for 2024.
Because the EPS goal exceeded target by 150% or more for 2024, the participants in the MIP were granted 150% of the 2024 PRSU Award resulting in a 50% increase to the 2024 EPS PRSU Award. The number of PRSUs granted and “banked” to the NEOs are as follows:

	2024 Cash Incentive	Half PRSUs Granted on May 6, 2024 2024 EPS PRSU Award	Number of PRSUs underlying 2024 EPS PRSU Award Banked
David P. Boyle	$1,184,928	13,068	19,602
Roy E. Halyama	542,593	5,984	8,976
H. Charles Maddy, III	518,655	5,720	8,580
Bradford E. Ritchie	335,949	2,705	4,059
Robert S. Tissue	279,276	3,079	4,620
The 2024 PRSU Award Banked column in the table above shows the total earned PRSUs for 2024 based on the Company’s EPS for 2024. This total includes all of the units that were granted on May 6, 2024. The grant date fair value of the 2024 PRSU Award, as granted on May 6, 2024, is set forth in the Stock Awards column of the Summary Compensation Table for 2024. The fair market value of the 2024 PRSU Award, as increased by 50% based on the Company achieving the 2024 EPS goal, is included in the Outstanding Equity Awards at Fiscal Year- End 2024 table.

2025 Performance
At the beginning of 2026, the Compensation Committee met and determined that the MCS from the Closing Date through the end of 2025 were over $30 million resulting in a total MCS cash incentive earned equal to 150%. The tracking on the MCS was stopped once the cap of $30 million was reached. The Compensation Committee also reviewed the EPS for 2025. The EPS for 2025 equaled 97.1% of target. The blended payout for the cash incentive for 2025 was 113%. The Compensation Committee elected not to use its discretion to adjust the EPS goal for one-time related expenses and the income impact of strategic loan decisions in determining the cash incentives under the MIP. The cash incentives payable to the NEOs under the MIP for 2025 are reflected in the table below and in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for 2025.
Because the EPS goal, adjusted for one-time related expenses and the income impact of strategic loan decisions, equaled 100.38% of the target for 2025, the participants in the MIP received 100% of the 2025 PRSU Award that was granted on January 23, 2025. No increases or decreases were made to the 2025 EPS PRSU Award. The number of PRSUs granted and “banked” to the NEOs for 2025 are the same and are as follows:

	2025 Cash Incentive	Half PRSUs Granted on January 23, 2025 2025 EPS PRSU Award	Number of PRSUs underlying 2025 EPS PRSU Award Banked
David P. Boyle	$1,064,642	13,067	13,067
Roy E. Halyama	487,042	5,984	5,984
H. Charles Maddy, III	458,472	5,720	5,720
Bradford E. Ritchie	287,979	2,706	2,706
Robert S. Tissue	246,959	3,080	3,080
The 2025 PRSU Award Banked column in the table above shows the total earned PRSUs for 2025 based on the Company’s EPS for 2025. The grant date fair value of the 2025 PRSU Award, as granted on January 23, 2025, is set forth in the Stock Awards column of the Summary Compensation Table for 2025. The fair market value of the 2025 PRSU Award is included in the Outstanding Equity Awards at Fiscal Year-End 2025 table.
Forfeiture and Acceleration of PRSUs under MIP
Upon the cessation of the NEO’s service with the Company prior to the first vesting date for any reason, all of the PRSUs will be forfeited. If the NEO’s service with the Company ceases on or after the first vesting date but prior to the third vesting date due to the NEO’s death, Disability, termination by the Company without Cause, or resignation by the NEO for Good Reason (as such terms are defined in the NEO’s employment agreements), then subject to the requirement that the NEO execute a general release of claims, the banked units that are scheduled to vest on the vesting date that follows the cessation will vest as of the date of such cessation on a pro-rata basis, based upon the number of days the NEO was in service with the Company since the immediately preceding vesting date. Any remaining banked units will be forfeited automatically upon the NEO’s cessation of service. Upon the termination of the NEO’s employment with the Company for Cause (or a resignation by the NEO at such time as the Company could have terminated the NEO’s employment for Cause), any unvested PRSUs (whether or not banked) and any vested banked units for which shares have not yet been delivered will be forfeited. Unless otherwise provided in the discretion of the Committee, upon the cessation of the NEO’s service with the Company for any other reason, any unvested PRSUs (whether or not banked) will be forfeited.
Long-Term Incentive Compensation
2019 Stock Incentive Plan
In 2019, the Company adopted the 2019 Stock Incentive Plan (the “2019 SIP”) in order to attract and retain talented personnel and to provide incentives to such personnel that promote the long-term success of the Company. Under the 2019 SIP, the Compensation Committee granted both time and performance-based restricted stock awards.

The time-based RSU grants generally cliff vest three years after the grant date, subject generally to continued service. The awards provide for accelerated vesting upon the death or disability of the NEO.
The performance based restricted stock awards (“PRSUs”) were made to Messrs. Boyle and Halyama on January 19, 2023, to incentivize these NEOs to increase shareholder value over a prescribed performance period by achieving a targeted and sustained stock price. To the extent the target stock price is achieved for a consecutive period of 15 trading days or a non-consecutive period of 30 trading days, the awards will vest, subject generally to continued service, upon the fifth anniversary of the grant date. The awards also provide for accelerated vesting beginning on the third anniversary of grant, to the extent the stock price performance condition is achieved earlier. The awards provide for accelerated vesting upon the death or disability of the award recipient.
Messrs. Boyle and Halyama have a contractual entitlement to accelerated vesting of both the time-based RSUs and the PRSUs upon termination for Good Reason, termination without Just Cause, termination within two years of a change of control for Good Reason or without Just Cause, death or Disability (as such terms are defined in Messrs. Boyle’s and Halyama’s 2022 employment agreements). In addition, if dividends are declared while the time-based RSUs and the PRSUs remain outstanding, the award recipient will receive such declared and accrued cash dividends upon the vesting of the underlying award. The outstanding RSUs and PRSUs under the 2019 SIP are set forth in the Outstanding Equity Awards at Fiscal Year-End 2025 table.
2023 Stock Incentive Plan
In March, 2023, the shareholders of the Company approved the 2023 Stock Incentive Plan (the “2023 SIP”), an omnibus plan providing for the grant of various types of equity awards. The 2023 SIP replaced the 2019 SIP. To date, the Company has granted RSUs under the 2023 SIP to executives who are not NEOs and to members of the Board (excluding Messrs. Boyle and Maddy). The grants to directors in 2025 vest on the first anniversary of the grant date, subject to continued service and satisfaction of attendance requirements. The grant date value of such awards are included in the “Stock Awards” column of the Directors Compensation table.
Stock Appreciation Rights
Messrs. Maddy, Ritchie and Tissue were awarded stock-settled stock appreciation rights (“SARs”) by Summit. Upon the Summit Merger, each executive’s outstanding SARs were converted into replacement SARs in respect of shares of Company common stock on the same terms and conditions as were applicable under their Summit SARs with adjustments to the number of shares of Company Common Stock underlying each replacement SAR and the base price of Company Common Stock for each replacement SAR based on the exchange ratio in the Summit Merger.
The SAR awards that have been assumed by the Company were issued in 2019, 2021, and 2023. The SARs are settled in shares of the Company’s common stock. The SARs are time-based, with 20% vesting on each of the first five anniversaries of the grant date. As part of the Summit Merger, a significant portion of SAR awards accelerated their vesting and thus did not require any future service component. The SARs held by Messrs. Maddy, Ritchie and Tissue are fully vested. All SARs expire 10 years after the grant date.
In the event of a change of control, if the successor or surviving corporation so agrees, some or all of the outstanding SARs will be assumed or replaced with the same type of award with similar terms or conditions. Any SARs that are not fully vested at the time a recipient terminates employment due to a change of control will become fully vested upon such termination and remain exercisable, throughout the original term of the award.
If the recipient’s employment with the Company is terminated due to death or disability, then the vested SARs will be exercisable for a period of two years from the date of death or termination of employment due to disability; all vested SARs not exercised within said two-year period will be forfeited in their entirety.
If the recipient is terminated by the Company for cause, then the SARs will immediately terminate and no SARs will be exercisable as of the date of such termination, regardless of whether any SAR was vested and exercisable prior to date of such termination.

Upon termination of the recipient’s employment by the Company or by the recipient other than for death, disability or termination for cause, the SARs, to the extent vested and exercisable as of the date of such termination, will thereafter be exercisable only for a period of ninety (90) days from the date of such termination, and any SAR that was not exercisable as of the date of such termination will be forfeited.
If, at any time within (i) the ten-year term of award agreement; (ii) two years after the termination of employment; or (iii) two years after the recipient exercises any portion of the grant of SARs, whichever is the latest, the recipient, in the determination of the Compensation Committee, engages in any activity in competition with any activity of the Company, or inimical, contrary or harmful to the interests of the Company, including, but not limited to those circumstances set forth in the award agreement, then any award of SARs held by the recipient will terminate effective as of the date on which the recipient enters into such activity, unless terminated sooner by operation of another term or condition of the award agreement, and any gain realized by the recipient from the exercise of all or a portion of any grant of SARs will be repaid by the recipient to the Company. Such gain will be calculated based on the spread multiplied by the number of shares subject to the SARs exercised on such date, plus interest measured from the first date the recipient engaged in any of the prohibited activities set forth above at the highest rate allowable under West Virginia law.
Other Incentive Compensation
In addition to the plans described above, the Compensation Committee may award other compensation to the NEOs in its discretion, in the form of cash bonuses or equity-based compensation. The Compensation Committee may consider a range of performance metrics, such as growth and expansion goals, strategic objectives, regulatory relationships, and risk management, among other items, in determining this additional compensation, if any, for each NEO.
The Compensation Committee did not award any other cash bonuses or equity-based compensation to the NEOs based on 2025 performance.
Employment Agreements
David P. Boyle and Roy E. Halyama
On October 28, 2025, the Company and the Bank (collectively, the “Bank Entities”) entered into Second Amended and Restated Employment Agreements with David P. Boyle and Roy E. Halyama (respectively, the “Boyle Employment Agreement” and the “Halyama Employment Agreement,” and collectively, the “2025 Employment Agreements”), amending and restating the terms of their prior employment agreements (the “2022 Employment Agreements”). The 2025 Employment Agreements modify the terms and conditions of Mr. Boyle’s continued employment as Chief Executive Officer and Mr. Halyama’s continued employment as Chief Financial Officer of the Bank Entities.
The 2025 Employment Agreements are structured with a three-year term and will automatically renew for additional three-year terms, unless the Bank Entities provide written notice of non-renewal at least 90 days prior to the expiration of the then-current term or unless the agreement is otherwise terminated.
The 2025 Employment Agreements memorialize the executives’ current annual base salaries, which are $875,000 for Mr. Boyle and $450,000 for Mr. Halyama. In addition, the 2025 Employment Agreements provide that in future years, the executives will have the opportunity to earn an annual incentive with a target amount not less than 70% of base salary for Mr. Boyle and 60% of base salary for Mr. Halyama. Under the Boyle Employment Agreement, Mr. Boyle will continue to participate in the Burke & Herbert Bank & Trust Company Supplemental Executive Retirement Plan (the “SERP”), with the Bank Entities making a minimum annual contribution to the SERP on his behalf equal to 20% of his annual compensation. Mr. Boyle will also continue to be provided the use of a company-owned automobile and country club dues or paid an annual allowance in lieu of these perquisites. Mr. Halyama will continue to participate in the SERP. The SERP provides for accelerated vesting upon the death or disability of Messrs. Boyle or Halyama.

Under both of the 2025 Employment Agreements, should the applicable executive terminate his employment with Good Reason, or should the Bank Entities terminate his employment without Just Cause (as both terms are respectively defined in the Boyle Employment Agreement and the Halyama Employment Agreement) (in either case, an “involuntary termination”), then subject to the execution of a release of claims, the executive will be entitled to (A) two times base salary and target annual incentive, and (B) an amount equal to the cost of COBRA coverage for 18 months for Mr. Boyle and 12 months for Mr. Halyama, all payable in a lump sum. If such termination occurs within the two-year period following a change in control, then subject to the execution of a release of claims, the executive will be entitled to (A) three times base salary and target annual incentive for Mr. Boyle and 2.99 times base salary and target annual incentive for Mr. Halyama, and (B) an amount equal to the cost of COBRA coverage for 18 months for both executives, all payable in a lump sum. Upon a termination described in this paragraph, Mr. Boyle would vest into his SERP benefits.
In the event that such involuntary termination occurs within two years after a change in control (as respectively defined in the Boyle Employment Agreement and the Halyama Employment Agreement), then, the lump sum payment described above will be equal to 3 times with respect to Mr. Boyle or 2.99 times with respect to Mr. Halyama, rather than two times, (A) Mr. Boyle’s or Mr. Halyama’s base salary as of the applicable executive’s employment termination date and (B) the Target Annual Incentive Percentage (as such term is respectively defined in the Boyle Employment Agreement and the Halyama Employment Agreement) as of the applicable executive’s employment termination date multiplied by Mr. Boyle’s or Mr. Halyama’s base salary as of the applicable executive’s employment termination date; and the amount calculated based on 100% of the applicable executive’s full total monthly premium for the healthcare coverage in effect for him and his qualified dependents will be multiplied by 18. Upon a change of control, Messrs. Boyle and Halyama will fully vest in their SERP benefits.
Unlike the 2022 Employment Agreements, the 2025 Employment Agreements do not contain provisions that entitle Messrs. Boyle and Halyama to accelerated vesting of equity awards upon certain involuntary termination scenarios. Instead, any outstanding equity awards will be treated in accordance with the terms of the applicable equity award agreement upon termination of employment.
Under the 2025 Employment Agreements, the executives agree to comply with and be bound by the Bank Entities’ policies, including clawback policies. The executives are also bound by new restrictive covenant agreements (attached as Exhibit A to the 2025 Employment Agreements) that contain non-disclosure and non-disparagement provisions, as well as non-solicitation and non-competition provisions that apply for 12 months following the executive’s termination.
H. Charles Maddy, III
On August 24, 2023, the Bank entered into an Employment Agreement with Mr. Maddy (the “Maddy Employment Agreement”), to be effective as of the Summit Merger. Pursuant to the Maddy Employment Agreement, Mr. Maddy serves as the President of the Company and the Bank for a period of three years, with the agreement extending on each anniversary date thereafter for a period of one year, unless the Bank provides a notice of non-renewal at least 90 days prior or unless the agreement is otherwise terminated. In consideration for his services, the Maddy Employment Agreement provides Mr. Maddy an annual base salary of $650,000, subject to increase following an annual performance evaluation. Mr. Maddy is eligible to participate in any annual incentive compensation or bonus plan as may be available from time to time to executive officers of the Bank. Mr. Maddy is also entitled to participate in any equity or equity-based compensation plans that may be adopted by the Company or the Bank.
Under the Maddy Employment Agreement, Mr. Maddy was paid a special bonus payment from the Bank, following the closing of the Summit Merger of $1,320,750. In addition, the Maddy Employment Agreement provides that Mr. Maddy is entitled to a payment of $440,250 from the Bank following any separation from service (within the meaning of Section 409A of the Code), but subject to any payment delay required pursuant to Section 409A of the Code.
Mr. Maddy was awarded SARs by Summit that were converted into replacement SARs in respect of shares of Company common stock on the same terms and conditions as were applicable under Mr. Maddy’s Summit SARs with adjustments to the number of shares of Company Common Stock underlying each replacement SAR and the base price of Company Common Stock for each replacement SAR based on the exchange ratio in the Summit Merger. Mr. Maddy’s SARs became fully vested upon the Summit Merger.
On January 22, 2026, Mr. Maddy notified the Board of his retirement as the President of the Company and the Bank, effective as of June 30, 2026. Mr. Maddy’s retirement is not a result of any disagreement with the Company, management or the Board on any matter relating to the Company’s operations, policies or practices. Mr. Maddy’s extended notice provides the Company with sufficient time to ensure a smooth management transition and enables Mr. Maddy to assist with the closing and integration of the previously announced merger with LNKB. Mr. Maddy will continue to serve as a director of the Bank, and as Chair of the Burke & Herbert Bank Foundation. The details of any severance arrangements with Mr. Maddy will be determined by the Compensation Committee at a later date.
Bradford E. Ritchie and Robert S. Tissue
On August 24, 2023, the Bank entered into Employment Agreements with Bradford E. Ritchie and Robert S. Tissue (respectively, the “Ritchie Employment Agreement” and the “Tissue Employment Agreement,” and collectively, the “2023 Employment Agreements”), to be effective as of the Summit Merger. Pursuant to the 2023 Employment Agreements, Mr. Ritchie serves as Executive Vice President, Chief Lending Officer of the Bank, and Mr. Tissue serves as Executive Vice President, Head of Balance Sheet Strategy of the Bank and the Company. The 2023 Employment Agreements each have a three-year term, with automatic one-year renewals thereafter (collectively, the “employment term”) unless the Bank provides written notice of non-renewal at least 90 days prior to the expiration of the then-current term or unless the agreement is otherwise terminated.
Under the 2023 Employment Agreements, Mr. Ritchie’s annual salary is $410,000 and Mr. Tissue’s annual salary is $350,000, and they are each entitled to participate in any annual incentive compensation or bonus plan as may be available from time to time to executive officers of the Bank. Mr. Ritchie and Mr. Tissue will also be entitled to participate in any equity or equity-based compensation plans that may be adopted by the Bank or the Company.
Under the 2023 Employment Agreements, Mr. Ritchie was paid a special bonus payment from the Bank, following the closing of the Summit Merger of $695,500, and Mr. Tissue was paid a special bonus payment from the Bank, following the closing of the Summit Merger of $632,626. In addition, the Tissue Employment Agreement provides that Mr. Tissue is entitled to another payment, to be made by the first regularly scheduled payroll date that occurs at least five days after any separation from service (within the meaning of Section 409A of the Code), but subject to any payment delay required pursuant to Section 409A of the Code, of $379,575.
Under the 2023 Employment Agreements, Mr. Ritchie and Mr. Tissue are each entitled to participate in benefit plans sponsored and maintained by the Bank and generally made available to employees and/or executives. They are also entitled to not less than 30 days of PTO each year. Mr. Ritchie and Mr. Tissue are entitled to use of a company-owned automobile, or to be paid a periodic automobile allowance.
In the event of the involuntary termination of Mr. Ritchie’s or Mr. Tissue’s employment without Just Cause (as respectively defined in the Ritchie Employment Agreement and the Tissue Employment Agreement) or Mr. Ritchie’s or Mr. Tissue’s resignation of employment for Good Reason (as respectively defined in the Ritchie Employment Agreement and the Tissue Employment Agreement) during the employment term (in either case, an “involuntary termination”), Mr. Ritchie and Mr. Tissue will be entitled to receive: accrued but unpaid base salary; any earned but unpaid bonus for the prior year, unreimbursed business expenses and accrued but unused PTO (collectively, the “Accrued Obligations”); a lump sum payment equal to two times the sum of (I) Mr. Ritchie’s or Mr. Tissue’s base salary at the date of his termination of employment and (II) a cash bonus equal to 40% of the applicable executive’s base salary at such termination date (the “Target Cash Bonus”); and an amount equal to the product of (A) 100% of the applicable executive’s full total monthly premium (i.e., his portion and the Bank’s portion) for the healthcare coverage in effect for the applicable executive and his qualified dependents immediately before his termination, times (B) 12 (the “Severance Benefits”). Other than the Accrued Obligations, such payments will be contingent upon the applicable executive’s timely execution and non-revocation of a release of claims (the “Release Requirement”).
In the event that such involuntary termination occurs within two years after a change in control (as respectively defined in the Ritchie Employment Agreement and the Tissue Employment Agreement), then, the lump sum payment described above will be equal to 2.99 times (I) Mr. Ritchie’s or Mr. Tissue’s base salary at his employment termination date and (II) the Target Cash Bonus; and the amount calculated based on 100% of the applicable executive’s full total monthly premium for the healthcare coverage in effect for him and his qualified dependents will be multiplied by 18 (collectively, the “Enhanced Severance Benefits”).
In the case of a termination of Mr. Ritchie’s or Mr. Tissue’s employment due to death or disability during the employment term, under the 2023 Employment Agreements, the applicable executive is entitled to benefits under any applicable short-term and/or long-term disability insurance plan of the Bank, the Accrued Obligations, and a pro-rated portion of the Target Cash Bonus, based on the amount of time the applicable executive was employed by the Bank during the year of termination.
Additionally, under the 2023 Employment Agreements, if Mr. Ritchie’s or Mr. Tissue’s employment terminates pursuant to an involuntary termination (including after a change in control transaction) or due to death or disability during the employment term, then unless otherwise provided in the applicable award agreement, subject to the Release Requirement, any unvested restricted stock (or similar) awards subject to time-based vesting shall become fully and immediately vested, and to the extent that the award is exempt from Section 409A of the Code, shall then be paid. Also, in any of such events and subject to the Release Requirement, any unvested performance stock (or similar) awards shall become fully and immediately vested based on actual performance as of the applicable date of termination of employment of Mr. Ritchie or Mr. Tissue, and if actual performance is not determinable, at target, and to the extent that the award is exempt from Section 409A of the Code, it shall then be paid.
Pursuant to the Ritchie Employment Agreement, any provisions in plans or arrangements with Mr. Ritchie, including those put into effect by Summit, that provide for the cutback of payments or benefits to avoid treating such payments or benefits as an excess parachute payment under the golden parachute payment rules (including without limitation the cutback provision contained in Mr. Ritchie’s Executive Salary Continuation Agreement, as described below), shall remain in full force and effect with respect to the Summit Merger and any subsequent change in control of the Company or its affiliates, to the extent applicable. After giving effect to such cutback(s), in the event that Mr. Ritchie otherwise would become entitled to “excess parachute payments” in connection with the merger or a future change in control, he will receive whichever of the following two options would yield a greater after-tax benefit to him: (i) accepting all of the intended payments and paying the excise tax personally, or (ii) waiving the payments over the excise tax threshold such that no excise tax is payable.
Mr. Tissue’s prior employment agreement with Summit, which terminated upon the Summit Merger, historically provided for a gross-up payment in the event that Mr. Tissue was subject to an excise tax under golden parachute payment rules (such as Section 280G and 4999 of the Code). Pursuant to the Tissue Employment Agreement, the Bank agreed to honor Mr. Tissue’s historical gross-up right, but only with respect to payments or benefits provided in connection with the Summit Merger. Nonetheless, the parties agreed that the gross-up will not apply to the Severance Benefits or Enhanced Severance Benefits as provided under the Tissue Employment Agreement, to the extent applicable. Furthermore, the parties agreed that Mr. Tissue shall not be entitled to a gross-up payment in respect of any future change in control of the Company or a related entity. Rather, in the event that Mr. Tissue otherwise would become entitled to “excess parachute payments” on such future change in control, he will receive only whichever of the following two options would yield a greater after-tax benefit to him: (i) accepting all of the intended payments and paying the excise tax personally, or (ii) waiving the payments over the excise tax threshold such that no excise tax is payable.
Mr. Ritchie and Mr. Tissue have each also entered into a Non-Disclosure and Restrictive Covenant Agreement with the Bank, which sets forth appropriate covenants concerning non-competition, non-solicitation of employees and non-piracy of customers for a period of 18 months after termination of employment for any reason.

Messrs. Ritchie and Tissue were awarded SARs by Summit that were converted into replacement SARs in respect of shares of Company common stock on the same terms and conditions as were applicable under their Summit SARs with adjustments to the number of shares of Company Common Stock underlying each replacement SAR and the base price of Company Common Stock for each replacement SAR based on the exchange ratio in the Summit Merger. The SARs awarded to Messrs. Ritchie and Tissue became fully vested upon the Summit Merger.
Other Compensation and Benefits
Deferred Compensation Plan
The Compensation Committee has adopted a Nonqualified Deferred Compensation Plan for Employees & Directors (the “Deferred Compensation Plan”), as amended and restated effective January 1, 2021. The Deferred Compensation Plan is intended to be unfunded and maintained primarily for the purpose of providing deferred compensation to a “select group of management or highly compensated employees,” as such term is used in the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and shall be administered and construed in a manner consistent with that intent. The Deferred Compensation Plan is designed to allow eligible employees to defer a portion of their annual cash compensation, including their base salary and/or eligible cash incentives. When an employee elects to participate in the Deferred Compensation Plan, the employee must specify the percentage of base salary and/or cash incentive award to be deferred and the timing of distributions. There is no limit to the percentage of base salary that a participant can defer under the Deferred Compensation Plan. A participant’s interest in his or her account is fully vested at all times. The Company, at the Committee’s discretion, may also make contributions to the participants’ accounts, which vest in equal installments over five years, subject to acceleration upon a change of control or a participant’s retirement or death. Participants may elect to invest the amounts in the plan in various established funds. None of the NEOs participate in the Deferred Compensation Plan. Our directors may also participate in the Deferred Compensation Plan on the same general terms as employees.
Supplemental Executive Retirement Plans
The Company has a Supplemental Executive Retirement Plan (“SERP”), which was approved by the Board of Directors of the Bank effective as of January 1, 2010, and was amended and restated in its entirety, effective January 23, 2014. The Board of the Company assumed the obligations of the SERP in connection with the formation of the holding company. The purpose of the SERP is to attract and retain qualified individuals to serve as officers of the Company. The plan is intended to be an unfunded plan, maintained primarily for a “select group of management or highly compensated employees” (as such phrase is used in ERISA). Accordingly, all benefits constitute an unfunded contractual payment obligation of the Company and a participant’s right to receive payments under the SERP will be no greater than the right of an unsecured general creditor of the Company. It is also intended that any benefit, payment, or other right under the plan shall comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).
Participation in the SERP is limited to Company employees that are designated by the Compensation Committee to participate. Mr. Boyle, and as of December 2023, Mr. Halyama, participate in the SERP. Participants in the plan may execute a salary reduction agreement to direct a certain portion of their annual base pay, on a pre-tax basis, into an individual account within the SERP. These participant amounts are fully vested upon contribution.
In addition, the SERP provides for two types of Company contributions to the SERP on behalf of participants. First, the Company makes annual “Company Contributions,” which represent a percentage of annual compensation as approved by the Compensation Committee. For 2025, the Company Contribution was 20% of annual compensation. Second, the Company may make “Discretionary Contributions” of up to 10% of a participant’s annual compensation. In 2025, the Company made no Discretionary Contributions on behalf of the NEOs.
Company Contributions and Discretionary Contributions to the SERP generally vest over a five year schedule from the contribution date, with accelerated vesting upon certain qualifying events as described under the heading “Employment Agreements”. In accordance with each NEO’s elections, payments under the SERP will generally be made in a lump sum or installments following the NEO’s retirement (or if later, when the NEO turns 65 years old).

All SERP balances grow at the 10-Year Treasury Rate + 1.5%, reset and compounded quarterly.
Executive Salary Continuation Agreements
Messrs. Maddy, Ritchie and Tissue entered into Executive Salary Continuation Agreements with Summit that were assumed by the Company. The Executive Salary Continuation Agreements were designed to provide an annual defined retirement benefit payable for the life of the executive. The annual lifetime benefits payable upon retirement at normal retirement age under the Executive Salary Continuation Agreements are as follows: H. Charles Maddy, III - $175,000; Bradford E. Ritchie - $125,000; and Robert S. Tissue - $125,000. Messrs. Maddy’s and Tissue’s benefits under the Executive Salary Continuation Agreement were fully vested prior to the Summit Merger. With respect to Mr. Ritchie, the benefits under his Executive Salary Continuation Agreement vest at a rate of zero percent in year one through four, twenty-five percent in year five, five percent per year in years six through ten, zero percent in year eleven through nineteen, and in year twenty, the remaining fifty percent vests. At this time Mr. Ritchie is 50% vested in his benefits. Mr. Ritchie is entitled to accelerated vesting of the benefits under his Executive Salary Continuation Agreement upon death, disability or a separation of service prior to attaining normal retirement age and within two years after a change of control.
The Company’s obligations under the retirement benefit portion of the Executive Salary Continuation Agreements are unfunded; however, Summit purchased and the Company assumed life insurance policies on Messrs. Maddy, Ritchie and Tissue that are actuarially designed to offset the annual expenses associated with the Executive Salary Continuation Agreements and will, given reasonable actuarial assumptions, offset all of the costs of the agreement during the lives of such executives and provide a complete recovery of all costs at their death. The Company is the sole owner of the life insurance policies and as a Company asset, the policies are subject to claims of the Company’s general creditors. The life insurance benefits for Messrs. Maddy, Ritchie and Tissue are being provided by an Endorsement Split Dollar Plan whereby the Company endorses a specified percentage of the net-at-risk life insurance portion of a policy (total death benefit less cash value of policy) on the lives of Messrs. Maddy, Ritchie and Tissue for payment to the designated beneficiary of Messrs. Maddy, Ritchie and Tissue. The Company owns the policies and their entire surrender value.
Summit Supplemental Retirement Plan
Messrs. Maddy, Ritchie and Tissue are participants in a defined Supplemental Executive Retirement Plan (“Supplemental SERP”) with Summit dated July 1, 2021, that fully vested upon the consummation of the Summit Merger. Under the Supplemental SERP, each of Messrs. Maddy, Ritchie and Tissue will receive an annual benefit equal to an amount provided under certain annuity contracts associated with the Supplemental SERP, paid monthly, beginning the first day of the first month after the later of the executive’s separation from service or the date on which he attains normal retirement age. The normal retirement age for Mr. Maddy is age 63 and the normal retirement age for Messrs. Ritchie and Tissue are age 65. The annual benefit amount payable to executives upon normal retirement age are not less than: $73,000 for Mr. Maddy; $50,000 for Mr. Ritchie and $25,000 for Mr. Tissue.
Employee Stock Purchase Plan
We have an employee stock purchase plan (the “ESPP”), which was approved by our shareholders at the 2023 annual meeting. The ESPP is an “employee stock purchase plan” under Section 423 of the Code which provides participating employees with an opportunity to purchase shares of our common stock at a discounted purchase price. Our NEOs are generally eligible to participate in the ESPP on the same basis as other employees.
401(k) Plans
We maintain the 401(k) Plans of both the Company and Summit. These 401(k) Plans are designed to provide retirement benefits to all eligible full-time and part-time employees. Our NEOs, all of whom were eligible to participate in the 401(k) Plans during 2025, may elect to participate in the 401(k) Plans on the same basis as all other eligible employees. The 401(k) Plans allow all employees that meet specified conditions to defer a portion of their compensation and the Company matches a portion of the employee’s compensation, subject to certain IRS limitations. An employee must contribute to the 401(k) plan in order to receive the matching contribution.

Health and Welfare Benefits
Our NEOs are eligible to participate in the same benefit plans designed for all eligible full-time and part-time employees, including health, dental, vision, disability and basic group life insurance coverage, on the same basis as other participants. The purpose of our employee benefit plans is to help us attract and retain quality employees, including executives, by offering benefit plans similar to those typically offered by our competitors. The Company utilizes a fully funded medical plan and pays a portion of the premium attributable to each employee. The Company utilizes a self-funded dental plan.
Perquisites and Other Benefits
We provide our NEOs with a limited number of perquisites and other benefits that we believe are reasonable and consistent with our overall compensation program and better enable us to attract and retain superior employees for key positions. All of the NEOs except Mr. Halyama are entitled to the use of a Company-owned automobile and country club dues or an annual allowance in lieu of these benefits, and the Company pays premiums on a split-dollar life insurance policy for them (all of which are included in the “All Other Compensation” column to the Summary Compensation Table above). In addition, in 2025, Mr. Boyle participated in an executive wellness program.
Tax and Accounting Implications
Deductibility of Executive Compensation
As part of its role, the Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that the Company may not deduct compensation of more than $1,000,000 that is paid to certain individuals. However, the Compensation Committee may approve compensation that will not meet these requirements to ensure competitive levels of total compensation for its executive officers.
Director Compensation
Our directors may receive both cash and equity compensation. Mr. Boyle does not receive additional compensation for his service as a director or Chair of the Board and Mr. Maddy does not receive additional compensation for his service as a director.
During the year ended December 31, 2025, directors received a quarterly retainer of $6,000 for service on the Holding Company Board, $2,500 for each Holding Company Board meeting attended, $3,000 for each Bank Board meeting attended, and $1,000 for each Holding Company Board Committee meeting and each Bank Board Committee meeting attended. Directors may defer compensation into our Deferred Compensation Plan described above. On May 23, 2025, each director was awarded 1,000 RSUs that vest on the first anniversary of the grant date, subject to continued service and satisfaction of attendance requirements.
OTHER COMPENSATION POLICIES
Clawback Policy
On July 27, 2023, the Board of Directors, on recommendation of the Compensation Committee, approved the Burke & Herbert Financial Services Corp. Clawback Policy (the “Clawback Policy”), which applies to all our NEOs and other certain covered executive officers. Under the policy, if the Company is required to prepare an accounting restatement due to the Company’s material noncompliance with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period, then each executive officer must pay back the excess incentive compensation amount paid to such officer over the corrected incentive compensation payment after applying the restatement. This Clawback Policy complies with the NASDAQ listing standards mandated by Section 954 of the Dodd-Frank Act and applies to all incentive-based compensation received by a covered executive officer on or after October 2, 2023. A copy of the Clawback Policy is filed as an exhibit to our Annual Report on Form 10-K.
Equity Grant Practices
The Compensation Committee has the authority to grant restricted stock, restricted stock units, performance based restricted stock and other stock-based awards (collectively, “Full Value Awards”), and stock options and SARs (collectively, “Option Awards”) under the 2023 Stock Incentive Plan and the MIP.
In 2022 and 2023, the Compensation Committee made grants of Full Value Awards to executive officers and employees in connection with the Company’s annual performance and compensation review process at the first Compensation Committee meeting in January of each year. In 2023, the grants included performance metrics and were granted early in the year to incentivize the executives to increase shareholder value over a prescribed performance period. In 2024 and 2025, Full Value Awards were made to executive officers and employees under the MIP adopted in connection with the Summit Merger in May, 2024. These grants included performance metrics to be achieved during 2024 and 2025. The Compensation Committee does not currently grant Option Awards to its executive officers or employees.
The Compensation Committee does not take material nonpublic information into account when determining the timing and terms of equity awards. In addition, the Company does not time the disclosure of the release of material nonpublic information for the purpose of affecting the value of executive compensation.
Minimum Share Ownership Guidelines
The Board of Directors adopted share ownership guidelines on April 25, 2024 that are applicable to all Board members of the Company and the Bank and certain executive officers. The purpose of the guidelines is to require high levels of share ownership for these individuals so that their interests align more closely with those of our shareholders.
The following is a summary of the share ownership guidelines:

Position	Aggregate Book Value of Required Shares	Timeframe to Acquire Minimum Share Ownership
Director of the Company	$300,000	3 year period beginning on first day of service following Summit Merger
Director of the Bank	100,000	3 year period beginning on first day of service following Summit Merger
Chief Executive Officer	1,000,000	3 year period beginning on first day of service following Summit Merger
President	500,000	3 year period beginning on first day of service following Summit Merger
Chief Financial Officer	500,000	3 year period beginning on first day of service following Summit Merger
Ownership includes shares and/or unvested/unexercised equity:
•Held through a brokerage account or similar arrangement, provided that the owner retains sole beneficial ownership and sole legal control over the shares;
•Held jointly or as a tenant in common;
•Deposited by the owner in a living trust, or inter vivos trust, as to which the owner is a trustee and retains an absolute power of revocation; or
•Held through a profit-sharing plan, individual retirement account, retirement plan, or similar arrangement, provided that the owner retains sole beneficial ownership and sole legal control over the shares.

Insider Trading Policy
The Company has adopted an insider trading policy governing transactions in the Company’s securities by our directors, officers, employees and other covered persons and the handling of confidential information about the Company and the companies with which the Company does business. A copy of our insider trading policy is filed as an exhibit to our Annual Report on Form 10-K.
Compensation Committee Report
The following Compensation Committee Report is provided in accordance with the rules and regulations of the SEC. Pursuant to such rules and regulations, this report shall not be deemed “soliciting material,” filed with the SEC, subject to Regulation 14A or 14C of the SEC or subject to the liabilities of Section 18 of the Exchange Act.
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K.
Submitted by the Compensation Committee
Mark G. Anderson
Oscar M. Bean
Katherine D. Bonnafé
James P. Geary II
Shawn P. McLaughlin
Compensation Committee Interlocks and Insider Participation
None of the Company’s executive officers served as a member of the Compensation Committee (or other Board committee performing equivalent functions or, in the absence of any such committee, the entire Board) of another entity, where one of that other entity’s executive officers also served as a director of the Company or on the Company’s Compensation Committee, during the fiscal year ended December 31, 2025.

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table sets forth an overview of the compensation for David P. Boyle, Chair & Chief Executive Officer, Roy E. Halyama, Executive Vice President, Chief Financial Officer, H. Charles, Maddy, III, President, Bradford E. Ritchie, Executive Vice Present, Chief Lending Officer, and Robert S. Tissue, Executive Vice President, Head of Balance Sheet Strategy, who collectively constitute our NEOs for the year ended December 31, 2025. The current compensation of the NEOs is not necessarily indicative of how we will compensate our NEOs in the future. Evaluation and changes, as needed, are made to our compensation structure to ensure compensation packages remain competitive and align with our compensation philosophy.

Name & Principal Position	Year	Salary	Bonus (1)	Stock Awards (2)	Non-Equity Incentive Plan Compensation (3)	Change In Pension Value and Nonqualified Deferred Compensation Earnings (4)	All Other Compensation (5)	Total
David P. Boyle, Chair, Chief Executive Officer	2025	$868,846	$—	$806,887	$1,064,642	$15,386	$258,780	$3,014,541
	2024	825,000	—	671,695	1,184,928	4,094	182,429	2,868,146
	2023	825,000	—	388,296	—	4,142	357,384	1,574,822
Roy E. Halyama, Executive Vice President, Chief Financial Officer	2025	447,019	—	369,512	487,042	5,480	116,642	1,425,695
	2024	401,923	—	307,578	542,593	549	93,325	1,345,968
	2023	350,000	—	139,930	—	—	150,469	640,399
H. Charles Maddy, III, President	2025	665,000	—	353,210	458,472	193,231	25,177	1,695,090
	2024	634,250	1,320,750	294,008	518,655	431,319	15,782	3,214,764
Bradford E. Ritchie, Executive Vice President, Chief Lending Officer	2025	419,000	—	167,096	287,979	126,931	14,063	1,015,069
Robert S. Tissue, Executive Vice President, Head of Balance Sheet Strategy	2025	358,250	—	190,190	246,959	99,371	20,799	915,569
(1)The amount represents a one-time special bonus paid to Mr. Maddy from the Bank following the Summit Merger pursuant to the Employment Agreement by and between the Bank and Mr. Maddy dated August 24, 2023.
(2)The amounts for 2024 and 2025 represent the aggregate grant date fair value of performance-based restricted stock units (“PRSU”) awards granted in 2024 and 2025 pursuant to the Burke & Herbert Bank 2024-2025 Merger Incentive Plan (“MIP”) and the amounts for 2023 represent the aggregate grant date fair value of restricted stock unit (“RSU”) and PRSU awards granted pursuant to the Company’s 2019 Stock Incentive Plan, each of which were calculated in accordance with the Financial Accounting Standards Board Accounts Standards Codification Topic 718 (“FASB ASC Topic 718”). See Note 23 — Share-Based Compensation to the Company’s 10-K for the year ended December 31, 2025, filed with the SEC on February 27, 2026, for additional information about the Company’s share-based compensation plans, including the assumptions made in the valuation of awards.
(3)The amounts represent the cash incentive awards earned for 2024 and 2025 under the MIP and includes awards tied to both earnings per share and merger cost savings. A more detailed discussion of terms of the cash incentives under the MIP is set forth in the Compensation Discussion and Analysis under the heading “Merger Incentive Compensation.”
(4)The amounts for 2025 represent the increase in the vested actuarial net present value of all future retirement benefits under the Supplemental SERP and the Executive Salary Continuation Agreements ($166,294 for Maddy, $119,496 for Ritchie and $83,938 for Tissue) and the amounts for each year represent the above-market only earnings that exceed 120% of the applicable federal long-term rate for the SERP and the Executive Salary Continuation Agreements. The net present value of the vested retirement benefits used to calculate the net change in benefits was determined using the same assumptions used to determine our retirement obligations and expense for financial statement purposes. The total amount for Mr. Maddy for 2024 has been increased by $396,559 from the disclosure in the 2024 proxy statement to include the increase in the vested actuarial net present value of all future retirement benefits under Mr. Maddy’s Supplemental SERP and the Executive Salary Continuation Agreement in 2024. Mr. Maddy’s benefits under the Supplemental SERP fully vested upon the Summit Merger. Additional information about the SERP, the Supplement SERP and the Executive Salary Continuation Agreements is included on pages 46-47.
(5)The compensation represented by the amounts set forth in the “All Other Compensation” column in the table above is detailed in the following table.

Name & Principal Position	Year	Life Insurance Premiums	Perquisites	SERP Plan Contribution	Split Dollar Life Insurance Benefit	Matching Contributions to 401(k) Plan	Dividends on PRSUs	Total
David P. Boyle, Chair, Chief Executive Officer	2025	$6,844	$19,263	$172,500	$1,910	$12,250	$46,013	$258,780
	2024	3,564	—	165,000	1,790	12,075	—	182,429
	2023	2,322	11,882	330,000	1,630	11,550	—	357,384
Roy E. Halyama, Executive Vice President, Chief Financial Officer	2025	3,229	—	88,750	—	12,075	12,588	116,642
	2024	—	—	81,250	—	12,075	—	93,325
	2023	1,419	—	137,500	—	11,550	—	150,469
H. Charles Maddy, III, President	2025	3,300	—	—	1,699	14,000	6,178	25,177
	2024	396	—	—	1,586	13,800	—	15,782
Bradford E. Ritchie, Executive Vice President, Chief Lending Officer	2025	1,775	—	—	1,047	8,319	2,922	14,063
Robert S. Tissue, Executive Vice President, Head of Balance Sheet Strategy	2025	2,282	—	—	1,191	14,000	3,326	20,799

Grants of Plan-Based Awards During 2025
The following table sets forth information concerning individual grants to the Company’s NEOs under the 2024-205 Merger Incentive Plan (the “MIP”) for the year ended December 31, 2025.

		Date of Board Action to Grant the Award	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			Grant Date Fair Value of Stock and Option Awards ($) (3)
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
David P. Boyle	1/23/2025	5/1/2024	$272,869	$445,500	$668,250	10,454	13,067	19,601	$806,887
Roy E. Halyama	1/23/2025	5/1/2024	124,950	204,000	306,000	4,787	5,984	8,976	369,512
H. Charles Maddy, III	1/23/2025	5/1/2024	119,438	195,000	292,500	4,576	5,720	8,580	353,210
Bradford E. Ritchie	1/23/2025	5/1/2024	89,944	138,375	207,563	2,165	2,706	4,059	167,096
Robert S. Tissue	1/23/2025	5/1/2024	64,313	105,000	157,500	2,464	3,080	4,620	190,190
(1)Amounts represent the potential cash incentive granted under the MIP tied to earnings per share (EPS) performance in 2025 for each of the NEOs. Cash incentives for both 2024 and 2025 were approved by the Board on May 1, 2024 under the MIP and in connection with the Summit Merger with payouts based on fiscal year 2024 and fiscal year 2025 results for Merger Cost Savings and Earnings Per Share. See footnote 3 to the Summary Compensation Table on page 51 and Merger Incentive Compensation on page 37 of the Compensation Discussion and Analysis for more information on the fiscal year 2024 and 2025 results. The actual awards earned for fiscal year 2025 include cash incentives tied to both EPS and merger cost savings and are reported in the Summary Compensation Table under the column headed “Non-Equity Incentive Compensation” and the actual awards earned for fiscal year 2024 are reported in the Summary Compensation Table under the column headed “Non-Equity Incentive Compensation” filed with the SEC on March 31, 2025.
(2)Represents 2025 PRSUs granted under the MIP and the 2023 Stock Incentive Plan. The amounts shown represent the number of 2025 EPS PRSUs granted to the NEOs. Once the 2025 EPS performance is determined in the first quarter of 2026 fiscal year, the “banked” units vest in three equal annual installments on the second, third, and fourth anniversaries of the Closing Date, May 3, 2024. Vesting of the PRSU awards is generally contingent on the individual’s continued employment, subject to acceleration upon certain qualifying events. A more detailed discussion of the terms of the 2025 PRSUs granted under the MIP is set forth in the Compensation Discussion and Analysis under the heading “Merger Incentive Compensation.”
(3)The amounts represent the aggregate grant date fair value of PRSU awards granted in 2025 pursuant to the MIP calculated in accordance with the Financial Accounting Standards Board Accounts Standards Codification Topic 718 (“FASB ASC Topic 718”). See Note 23 — Share-Based Compensation to the Company’s 10-K for the year ended December 31, 2025, filed with the SEC on February 27, 2026, for additional information about the Company’s share-based compensation plans, including the assumptions made in the valuation of awards.
Outstanding Equity Awards at Fiscal Year-End 2025

The following table sets forth information concerning all outstanding SARs and RSU awards (both time-based and performance-based) held by the NEOs at December 31, 2025. The number of shares subject to each award have been adjusted to reflect any stock dividends, stock splits and merger of share exchange assumption adjustments effected after the date of such award (none of which gave rise to additional accounting expenses). Each RSU listed in the following table that was granted prior to 2024 was granted under the 2019 SIP. The performance-based RSUs granted on May 6, 2024 and January 23, 2025 were granted under the MIP.

			Option Awards					Stock Awards
Name	Grant Date		Number of Secur-ities Under-lying Unexer-cised Options (#) Exercis-able	Number of Secur-ities Under-lying Unexer-cised Options (#) Unexer-cisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exer-cise Price ($)	Option Expir-ation Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)
	(a)		(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
David P. Boyle	1/23/2025	(4)	—	—	—	$—	—	13,067	$842,952	—	$—
	5/6/2024	(4)	—	—	—	—	—	13,068	864,056	—	—
	1/19/2023	(3)	—	—	—	—	—	—	—	2,250	140,198
	1/19/2023	(2)	—	—	—	—	—	3,361	231,136	—	—
Roy E. Halyama	1/23/2025	(4)	—	—	—	—	—	5,984	386,028	—	—
	5/6/2024	(4)	—	—	—	—	—	5,984	395,662	—	—
	1/19/2023	(3)	—	—	—	—	—	—	—	1,250	77,888
	1/19/2023	(2)	—	—	—	—	—	829	57,010	—	—
H. Charles Maddy, III	1/23/2025	(4)	—	—	—	—	—	5,720	378,206	—	—
	5/6/2024	(4)	—	—	—	—	—	5,720	368,997	—	—
	2/9/2023	(5)	14,823	—	—	52.29	2/9/2033	—	—	—	—
	7/15/2021	(5)	15,616	—	—	43.33	7/15/2031	—	—	—	—
	2/7/2019	(5)	15,934	—	—	47.47	2/7/2029	—	—	—	—
	2/9/2017	(5)	7,901	—	—	51.58	2/9/2027	—	—	—	—
Bradford E. Ritchie	1/23/2025	(4)	—	—	—	—	—	2,706	178,921	—	—
	5/6/2024	(4)	—	—	—	—	—	2,706	174,564	—	—
	2/9/2023	(5)	9,336	—	—	52.29	2/9/2033	—	—	—	—
	7/15/2021	(5)	9,598	—	—	43.33	7/15/2031	—	—	—	—
	2/7/2019	(5)	5,689	—	—	47.47	2/7/2029	—	—	—	—
	2/9/2017	(5)	2,749	—	—	51.58	2/9/2027	—	—	—	—
Robert S. Tissue	1/23/2025	(4)	—	—	—	—	—	3,080	198,691	—	—
	5/6/2024	(4)	—	—	—	—	—	3,080	203,650	—	—
	2/9/2023	(5)	8,436	—	—	52.29	2/9/2033	—	—	—	—
	7/15/2021	(5)	8,684	—	—	43.33	7/15/2031	—	—	—	—
	2/7/2019	(5)	8,599	—	—	47.47	2/7/2029	—	—	—	—
	2/9/2017	(5)	4,110	—	—	51.58	2/9/2027	—	—	—	—
(1)Amount is based on the closing market price of the Company’s common stock on December 31, 2025 of $62.31 as quoted on the NASDAQ Stock Market LLC. Includes the value of outstanding dividend equivalents for time-based RSU awards, if any were earned on the award.
(2)Reflects time-based RSU awards that vest on the third anniversary of the grant date.

(3)Represents PRSUs granted in 2023, which are subject to a vesting performance condition based on a targeted and sustained market price of the Company’s stock price. To the extent the performance condition is achieved, the awards vest, subject to continued service, upon the fifth anniversary (January 19, 2028) of the grant date. The award also provides for accelerated vesting to the extent the performance condition is achieved before the end of the five-year performance period (but no earlier than January 19, 2026, the third anniversary of the grant date).
(4)Represents PRSUs granted under the MIP. Half of the PRSUs were awarded on May 6, 2024, the first business day following the Summit Merger (the “2024 EPS PRSU”), and the remainder was awarded on January 23, 2025 (the “2025 EPS PRSU”). The 2024 EPS PRSUs vest in three equal annual installments on the first, second and third anniversaries of the closing date of the Summit Merger and the 2025 EPS PRSUs vest in three equal annual installments on the second, third, and fourth anniversaries of the closing date of the Summit Merger. Vesting of the PRSU awards is generally contingent on the individual’s continued employment, subject to acceleration upon certain qualifying events.
(5)Represents grants of stock-settled stock appreciation rights (SARs) made by Summit on February 9, 2017, February 7, 2019 and July 15, 2021, and converted into replacement SARs of the Company. The SARS issued to Messrs. Maddy, Ritchie and Tissue became fully vested upon the Summit Merger.
Option Exercises and Stock Vested During 2025
The following table sets forth the SARs that were exercised and the stock awards that vested during 2025 by each of the NEOs.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#) (2)	Value Realized on Vesting ($) (3)
David P. Boyle	—	$—	11,534	$734,600
Roy E. Halyama	—	—	3,952	244,510
H. Charles Maddy, III	5,544	151,323	2,860	170,313
Bradford E. Ritchie	8,629	234,062	1,353	80,571
Robert S. Tissue	—	—	1,540	91,707
(1)The value realized on exercise of Stock Appreciation Rights (SARs) equals the difference between (i) the market price of the Company's common stock on the exercise date and (ii) the exercise price of those SARs, multiplied by the number of shares as to which the SARs were exercised.
(2)Includes shares of the Company's common stock issuable to the NEOs upon the vesting of stock awards in fiscal year 2025.
(3)Value realized was calculated based on the number of shares acquired on vesting multiplied by the per-share closing price of the Company's common stock on the vesting date, plus any cash dividend equivalents received upon vesting.
2025 Pension Benefits
The following table shows the present value of the accumulated benefit under the Supplemental SERP and the Executive Salary Continuation Agreements as well as the dollar amount of any payments and benefits paid to each NEO during the last completed fiscal year and the years of credited service for each of the NEOs. The values in the table reflect the actuarial present value of the NEO’s accumulated benefit under each plan, computed as of December 31, 2025. Messrs. Boyle and Halyama participate in the SERP which is a non-qualified defined contribution plan.

Name	Plan Name	Number of Years Credited Service (#) (1)	Present Value of Accumulated Benefit ($) (2)	Payments Made During Last Fiscal Year ($)	Annual Benefits upon Retirement ($) (3)
H. Charles Maddy, III	Supplemental SERP	—	$583,462	$—	$73,000
	Executive Salary Continuation Agreement	26	1,900,489	—	175,000
Bradford E. Ritchie	Supplemental SERP	—	192,550	—	50,000
	Executive Salary Continuation Agreement	17	1,088,856	—	125,000
Robert S. Tissue	Supplemental SERP	—	160,969	—	25,000
	Executive Salary Continuation Agreement	23	852,271	—	125,000
(1)The years of credited service under each plan began on the effective date of the individual agreement with the NEO. With respect to each NEO, each agreement was executed after the date of each NEOs initial employment with Summit. The benefits payable under each plan are triggered upon the NEO reaching a certain age as opposed to years of service as more fully described on page 47 under the headings of “Executive Salary Continuation Agreements” and “Summit Supplemental Retirement Plan.” Messrs. Maddy, Ritchie and Tissue are fully vested in their in their respective benefits under the Supplemental SERP and Messrs. Maddy and Tissue are fully vested in their respective benefits under the Executive Salary Continuation Agreements.
(2)The material assumptions in quantifying the present value of the accrued benefits relative to the Supplemental SERP include the use of a 7% discount and the following ages at which purchased annuities are expected to offset the full benefits payable the following NEOs: Mr. Maddy (75); Mr. Ritchie (73) and Mr. Tissue (76). The material assumptions in quantifying the present value of the accrued benefits relative to the Executive Salary Continuation Agreement include the use of a 7% discount rate and an age of death of 84.
(3)The Company has included an additional column in the above Pension Benefits table. The amounts listed in this column represent the annual amount payable to the NEO upon retirement at his normal retirement age under each plan.
2025 Non-Qualified Deferred Compensation
The following table provides information regarding aggregate executive and Company contributions, aggregate earnings for 2025 and year-end account balances under the SERP for our NEOs. Messrs. Maddy, Ritchie and Tissue do not participate in the SERP.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/Distributions ($)	Aggregate Balance at Last FYE ($)
David P. Boyle	$—	$172,500	$72,172	$—	$1,493,332
Roy E. Halyama	—	88,750	13,091	—	328,325

Payments Upon Termination or Change in Control

Name	Benefit	Death ($)	Disability ($)	Change in Control ($)	Termination for Good Reason or Termination Without Just Cause ($)	Termination for Good Reason or Termination Without Just Cause within 2 years after a Change in Control ($)
David P. Boyle	Cash severance (base & bonus) (1)	$1,575,000	$1,575,000	$—	$4,900,000	$7,350,000
	Continuation of health benefits (2)	—	—	—	33,001	33,001
	Acceleration of unvested SERP (3)	651,599	651,599	651,599	651,599	651,599
	Split-dollar benefit (4)	1,000,000	—	—	—	—
	Acceleration of unvested equity (5)	671,487	671,487	—	671,487	671,487
	Total	$3,898,086	$2,898,086	$651,599	$6,256,087	$8,706,087
Roy E. Halyama	Cash severance (base & bonus) (1)	$720,000	$720,000	$—	$2,340,000	$3,498,300
	Continuation of health benefits (2)	—	—	—	30,137	45,205
	Acceleration of unvested SERP (3)	249,684	249,684	249,684	—	249,684
	Split-dollar benefit (4)	—	—	—	—	—
	Acceleration of unvested equity (5)	273,761	273,761	—	273,761	273,761
	Total	$1,243,445	$1,243,445	$249,684	$2,643,898	$4,066,950
H. Charles Maddy, III	Cash severance (base & bonus) (1)	$368,500	$368,500	$—	$2,077,000	$3,115,500
	Continuation of health benefits (2)	—	—	—	55,352	55,352
	Acceleration of unvested SERP (3)	—	—	—	—	—
	Split-dollar benefit (4)	893,198	—	—	—	—
	Acceleration of unvested equity (5)	125,018	125,018	—	125,018	125,018
	Total	$1,386,716	$493,518	$—	$2,257,370	$3,295,870
Bradford E. Ritchie	Cash severance (base & bonus) (1)	$168,800	$168,800	$—	$1,181,600	$1,766,492
	Continuation of health benefits (2)	—	—	—	43,791	65,687
	Acceleration of unvested SERP (3)	277,394	277,394	—	—	277,394
	Split-dollar benefit (4)	987,394	—	—	—	—
	Acceleration of unvested equity (5)	59,143	59,143	—	59,143	59,143
	Total	$1,492,731	$505,337	$—	$1,284,534	$2,168,716
Robert S. Tissue	Cash severance (base & bonus) (1)	$144,400	$144,400	$—	$1,010,800	$1,511,146
	Continuation of health benefits (2)	—	—	—	36,794	55,191
	Acceleration of unvested SERP (3)	—	—	—	—	—
	Split-dollar benefit (4)	780,415	—	—	—	—
	Acceleration of unvested equity (5)	67,318	67,318	—	67,318	67,318
	Total	$992,133	$211,718	$—	$1,114,912	$1,633,655
(1)These amounts represent (a) the sum of (i) base salary and (ii) base salary multiplied by the target annual incentive percentage, multiplied by (b) 2.0 in the event of a termination without Just Cause or for Good Reason, or (c) 2.99 (or 3.0 for Mr. Boyle and Mr. Maddy) in the event of a qualifying termination within two years following a Change in Control. In the event of Death / Disability, this amount represents base salary multiplied by the target annual incentive percentage, prorated based on the termination date for the applicable calendar year. With respect to Mr. Maddy, the target is 55% of his base salary and with respect to Messrs. Ritchie and Tissue, the target is 40% of their base salary.
(2)Represents (i) 12 months (or 18 months for Messrs. Boyle and Maddy) of continued health benefits in the event of a Termination for Good Reason or Termination Without Just Cause and (ii) 18 months of continued health benefits in the event of a qualifying termination within two years following a Change in Control.
(3)Only Mr. Boyle, Mr. Halyama, and Mr. Ritchie have unvested SERP balances as of December 31, 2025. For Mr. Boyle, his unvested SERP balance accelerates upon a Termination for Good Reason or Termination Without Just Cause, Death / Disability, or a Change in Control. For Mr. Halyama, his unvested SERP balance accelerates upon a Change in Control or Death or Disability. For Mr. Ritchie, his unvested SERP balance accelerates upon Death / Disability or a qualifying termination in connection with a Change in Control. The disclosures in the table above reflect the present value of the unvested benefits held by Messrs. Boyle and Halyama under the SERP and by Mr. Ritchie under the Supplemental SERP and the Executive Salary Continuation Agreement by calculating the difference between the present value of the full benefits to which each NEO would be entitled and the present value of the vested portion of the benefits.
(4)Represents the split dollar benefits payable to an individual's beneficiary (or beneficiaries) upon a termination due to Death.
(5)For 2023 RSUs and PRSUs, awards are accelerated at target upon a Termination for Good Reason or Termination Without Just Cause, a qualifying termination in connection with a Change in Control, or Death / Disability. For 2024 and 2025 PRSUs granted as part of the MIP: for all qualifying terminations prior to a PRSU’s first vesting date, PRSUs are forfeited, and for terminations due to Death or Disability or for Good Reason or without Just Cause occurring between a PRSU’s first and third vesting dates, banked units scheduled to vest on the next vesting date vest on a prorated basis based on the termination date relative to the immediately preceding and next vesting dates. Accordingly, 2025 PRSUs are forfeited, and only the second installment of 2024 PRSUs vests on a prorated basis, assuming a termination date of December 31, 2025. No awards accelerate upon a Change in Control absent a qualifying termination. The intrinsic value of equity is calculated based on a share price of $62.31 as of December 31, 2025. No awards accelerate upon a Change of Control absent a qualifying termination. The intrinsic value of equity is calculated based on a share price of $62.31 as of December 31, 2025, plus dividend equivalents earned through this date. A more detailed discussion on the terms of the MIP is set forth in the Compensation Discussion and Analysis under the heading “Merger Incentive Compensation”. In addition, the MIP is filed as Exhibit 10.4 to the Form 8-K filed on May 3, 2024.
The amounts shown above assume no reduction pursuant to Internal Revenue Code Section 280G. To the extent applicable, payments and benefits may be reduced to avoid excise tax under Section 4999.
CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, Item 402(u) of Regulation S-K, and applicable SEC rules, the Company is providing the following information about the relationship of the annual total compensation of David P. Boyle, Chief Executive Officer (“CEO”) and the annual total compensation of our median employee. The ratio of CEO pay to the pay of the Company’s median employee for the fiscal year 2025 is 53 to one.
The Company employs approximately 840 employees based in the United States that consist of full-time, part-time, and temporary employees employed with us as of the determination date, December 31, 2025.
As required by SEC rules, we conducted an analysis to determine our median employee in 2025. The median employee was determined by pulling the base salary of all employees, excluding our CEO, as of December 31, 2025. For hourly employees, base salary was calculated by multiplying the hourly rate by 2,080 hours. We then sorted those employees from lowest to highest compensation and determined the median employee from the list.
For 2025, the annual total compensation of our CEO, as reported in the Summary Compensation Table on page 51 of this proxy statement, was $3,014,541. The annual total compensation for 2025 of our median employee was $57,185, which includes base salary, overtime, non-equity incentive payments, the Company’s matching contribution under the Company’s 401(k) Defined Contribution Plan, and the dollar value of the life insurance premiums paid by the Company for the median employee.
The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. The pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
Pay Versus Performance Table
The information below is provided in accordance with the SEC pay versus performance disclosure requirements set forth in Item 402(v) of Regulation S-K under the Exchange Act (“Pay Versus Performance Rules”). These rules require companies to disclose certain information about the relationship between the compensation of our principal executive officer (“PEO”) and non-PEO named executive officers (“Non-PEO NEOs”) (as a group) and certain financial performance measures. For the Non-PEO NEOs, compensation is reported as an average. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

Fiscal Year	Summary Compensation Table Total for PEO David P. Boyle (1)	Compensation Actually Paid to PEO David P. Boyle (2)	Average Summary Compensation Table Total for non-PEO NEOs (3)	Average Compensation Actually Paid to non-PEO NEOs (2)	BHRB Total Shareholder Return (4)	Peer Group Total Shareholder Return	Net Income ($M) (5)	Earnings Per Share (6)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2025	$3,014,541	$3,039,768	$1,262,856	$1,189,805	$98.11	$120.08	$117.31	$7.76
2024	2,868,146	3,358,591	2,280,366	2,446,113	94.72	112.75	35.71	2.83
2023	1,574,822	1,280,181	587,455	520,901	92.15	99.60	22.69	3.05
(1)The dollar amounts reported in column (b) are the amounts of total compensation reported for PEO (David P. Boyle) for each corresponding year in the “Total” column of the Summary Compensation Table.
(2)The dollar amounts reported in column (c) and (e) represent the amount of “compensation actually paid” (otherwise known as CAP), as computed in accordance with Pay Versus Performance Rules. “Compensation actually paid” does not necessarily represent cash and/or equity value transferred to the applicable NEO without restriction, but rather is a value calculated under applicable SEC rules. Only Messrs. Maddy, Ritchie and Tissue are beneficiaries of a defined benefit plan so no adjustment for pension benefits is included for the CAP to Mr. Boyle below. Equity values are calculated in accordance with FASB ASC Topic 718. The following tables detail these adjustments:

Compensation Actually Paid to PEO (David P. Boyle)	FY 2023	FY 2024	FY 2025
Summary Compensation Table Total	$1,574,822	$2,868,146	$3,014,541
- Change in Pension Value in SCT	(4,142)	(4,094)	(15,386)
+ Pension Service Cost	—	—	—
+ Above-Market Non-Qualified Deferred Compensation	4,142	4,094	15,386
- Grant date fair value of option awards and stock awards granted in fiscal year	(388,296)	(671,695)	(806,887)
+ Year-end fair value of outstanding and unvested equity awards granted in the fiscal year	332,067	1,253,940	842,952
+ Year over year change in fair value of outstanding and unvested equity awards granted in prior fiscal years	(252,330)	(1,787)	16,242
+ Fair value as of the vesting date of vested awards granted in current fiscal year	—	—	—
+ Year over year change in fair value of equity awards granted in prior fiscal years that vested in the fiscal year	13,918	(90,013)	(27,080)
- Prior fiscal year end value of any equity awards granted in prior fiscal years that failed to meet vesting conditions during the covered fiscal year	—	—	—
Compensation Actually Paid	$1,280,181	$3,358,591	$3,039,768

Compensation Actually Paid to Non-PEO NEOs	FY 2023	FY 2024	FY 2025
Summary Compensation Table Total	$587,455	$2,280,366	$1,262,856
- Change in Pension Value in SCT	(1,257)	(215,934)	(106,253)
+ Pension Service Cost	—	123,893	9,694
+ Above-Market Non-Qualified Deferred Compensation	1,257	17,655	13,821
- Grant date fair value of option awards and stock awards granted in fiscal year	(98,180)	(300,793)	(270,002)
+ Year-end fair value of outstanding and unvested equity awards granted in the fiscal year	83,619	561,529	282,070
+ Year over year change in fair value of outstanding and unvested equity awards granted in prior fiscal years	(52,183)	(2,782)	7,196
+ Fair value as of the vesting date of vested awards granted in current fiscal year	—	—	—
+ Year over year change in fair value of equity awards granted in prior fiscal years that vested in the fiscal year	190	(17,821)	(9,577)
- Prior fiscal year end value of any equity awards granted in prior fiscal years that failed to meet vesting conditions during the covered fiscal year	—	—	—
Compensation Actually Paid	$520,901	$2,446,113	$1,189,805
(3)The dollar amounts reported in column (d) represent the average of the amounts reported for the Company’s Non-PEO NEOs as a group in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the Non-PEO NEOs included for purposes of calculating the average amounts in each applicable year are as follows:

Fiscal Year	Non-PEO NEOs
2025	Roy E. Halyama, H. Charles Maddy, III, Bradford E. Ritchie and Robert S. Tissue
2024	Roy E. Halyama and H. Charles Maddy, III
2023	Roy E. Halyama and Jeffrey A. Welch
(4) TSR determined in Column (f) is based on the value of an initial fixed investment of $100 in the Company as of the last trading day preceding the first year in the table (December 31, 2022). TSR determined in Column (g) is based on the value of an initial fixed investment of $100 in the KBW Nasdaq Regional Banking Index as of December 31, 2022.
(5) The dollar amounts in Column (h) are the Company’s GAAP Net Income for each fiscal year (in millions).
(6)    The Company selected Earnings Per Share as the Company Selected Measure, which is the most important financial measure that links Company performance with Compensation Actually Paid. Dollar amounts in Column (i) are the Company’s Earnings Per Share for each fiscal year.

Relationship Between CAP and Cumulative Company and Peer Group TSR
The graph below sets forth the relationship between the amount of Compensation Actually Paid to our PEO, the average amount of Compensation Actually Paid to our Non-PEO NEOs, and the Company’s cumulative TSR over the three most recently completed fiscal years; and (ii) compares our cumulative TSR over the three most recently completed fiscal years to that of the KBW Nasdaq Regional Banking Index over the same period.

Burke & Herbert Financial Services Corp. CAP versus TSR
Compensation Actually Paid ($M)
3.6
2.4
1.2
0
Value of $100 Investment from 12/31/2021
144
120
96
72
FY 2023
FY 2024
FY 2025
PEO CAP ($M) - David P. Boyle
Avg NEO CAP ($M)
BHRB TSR
KBW Nasdaq Regional Banking Index Total Return TSR

Relationship Between CAP and Net Income
The graph below sets forth the amount of Compensation Actually Paid to our PEO, the average amount of Compensation Actually Paid to our Non-PEO NEOs, and our Net Income during the three most recently completed fiscal years.

Burke & Herbert Financial Services Corp. CAP vs Net Income
Compensation Actually Paid ($M)
Net Income ($M)
4
3
2
1
0
240
180
120
60
0
FY 2023
FY 2024
FY 2025
PEO CAP ($M) - David P. Boyle
Avg NEO CAP ($M)
Net Income ($M)

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Earnings Per Share
The graph below sets forth the amount of Compensation Actually Paid to our PEO, the average amount of Compensation Actually Paid to our Non-PEO NEOs, and our Earnings Per Share during the three most recently completed fiscal years.

Burke & Herbert Financial Services Corp. CAP vs Earnings Per Share
Compensation Actually Paid ($M)
3.6
2.4
1.2
0
Earnings Per Share
12
8
4
0
FY 2023
FY 2024
FY 2025
PEO CAP ($M) - David P. Boyle
Avg NEO CAP ($M)
Earnings Per Share

Performance Measures
A mix of performance measures are used in order to align executive pay with Company performance. As required by SEC rules, the performance measures identified as the most important for NEOs’ 2023, 2024, and 2025 compensation decisions are listed in the table below, each of which is described in more detail in the “Compensation Discussion and Analysis” above.

Most Important Performance Measures Driving Compensation Actually Paid
Earnings Per Share
Asset Quality
Return on Equity
Return on Assets

Director Compensation
Our directors may receive both cash and equity compensation. Mr. Boyle does not receive additional compensation for his service as a director or Chair of the Board and Mr. Maddy does not receive additional compensation for his service as a director. During the year ended December 31, 2025, directors received a retainer for service on the Holding Company Board of $24,000 for 2025, $2,500 for each Holding Company Board meeting attended in 2025, $1,000 for each Holding Company Board Committee meeting attended in 2025, $3,000 for each Bank Board meeting attended in 2025, and $1,000 for each Bank Board Committee meeting attended in 2025. Directors may defer compensation into our Deferred Compensation Plan described above. On May 23, 2025, each director except Mr. Boyle, Mr. Maddy and Mr. Kitzmiller was awarded 1,000 RSUs that vest on the first anniversary of the grant date, subject to continued service and satisfaction of attendance requirements.
The following table sets forth amounts paid to directors during the year ended December 31, 2025.

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	Total
Mark G. Anderson	$88,000	$55,590	$143,590
Julian F. Barnwell, Jr.	97,000	55,590	152,590
Oscar M. Bean	99,000	55,590	154,590
Katherine D. Bonnafé	98,000	55,590	153,590
James M. Burke	53,000	55,590	108,590
James P. Geary, II	97,000	55,590	152,590
Georgette R. George	96,000	55,590	151,590
S. Laing Hinson	97,000	55,590	152,590
Gary L. Hinkle	57,000	55,590	112,590
Jason A. Kitzmiller	10,500	—	10,500
Shawn P. McLaughlin	99,000	55,590	154,590
Charles S. Piccirillo	57,000	55,590	112,590
Jose D. Riojas	97,000	55,590	152,590
Jill S. Upson	53,000	55,590	108,590

(1)The amounts set forth in the “Fees Earned or Paid in Cash” includes retainer fees for each director, plus fees for meeting and committee attendance. Ms. Bonnafé, Mr. Geary, Ms. George, Mr. Kitzmiller, Mr. Piccirillo, and Mr. Riojas participate in the Deferred Compensation Plan and deferred a portion of their cash retainer and fees into the plan in 2025.
(2)In 2025, the Company granted each director (except Mr. Boyle, Mr. Maddy, and Mr. Kitzmiller) 1,000 RSUs that vest on the first anniversary of the grant date, subject to continued service and satisfaction of attendance requirements. The amounts set forth in the “Stock Awards” column reflect the aggregate grant date fair value of the RSUs, calculated in accordance with the FASB ASC Topic 718. As of December 31, 2025, each director listed in the table, except Mr. Kitzmiller, had unvested stock awards with respect to 1,000 shares.

COMPANY TRANSACTIONS WITH RELATED PARTIES
The Board of Directors has adopted a written policy and procedures to identify, review, approve, and disclose, if necessary, transactions between the Company and “related persons” (executive officers and directors of the Company and its subsidiaries, immediate family members of executive officers and directors, entities directly or indirectly controlled by a director or executive officer, and persons known by the Company to be beneficial owners of more than 5% of the Company’s common stock). The policy covers any related person transaction that meets the minimum threshold for disclosure in the proxy statement under the relevant SEC rules (generally, transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest). Related person transactions must be approved by the Audit Committee. As part of management’s related party transaction monitoring, each director and executive officer completes a questionnaire on an annual basis that is designed to elicit information about any potential related party transactions.
Neither the Company nor the Bank has engaged in any transaction reportable pursuant to Item 404 of Regulation S-K during the periods specified therein except for the following two transactions: Geoffrey Boyle and Ben Boyle, the sons of David P. Boyle, the Company’s Chair and Chief Executive Officer, are employed by either the Company or the Bank. For 2025, Geoffrey Boyle’s total compensation consisted of $307,500 in base salary, $245,816 in cash incentive awards under the MIP, 1,980 PRSUs under the MIP, and $2,138 of dividend equivalents for vested equity awards. Ben Boyle’s total compensation consisted of $60,005 in base salary. The compensation of Geoffrey Boyle and Ben Boyle is determined on the same basis as all other comparable employees, without any participation or input by David P. Boyle. E. Hunt Burke, the brother of James M. Burke, served as a non-executive employee of the Bank in 2025. For 2025, E. Hunt Burke’s total compensation consisted of $135,000 in base salary and $108,000 in directors fees paid by the Bank.
    The Company and the Bank, during the normal course of business, have made loans and provided other banking services to the directors and executive officers of the Company, including their family members and businesses and professional organizations with which they are associated, and management expects that the Company and the Bank will continue to engage in such banking transactions in the future. Such loans and other banking services were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans and banking services with persons not related to the Company or the Bank, and did not involve more than the normal risk of collectability or present other features unfavorable to the Company or the Bank.
On December 31, 2025, $163.0 million of loans were outstanding to individuals who, during 2025, were executive officers, directors or affiliates of the Company. None of such loans were classified as Substandard, Doubtful or Loss. In addition, the executive officers, directors, and affiliates of the Company had deposits totaling $132.3 million with the Company as of December 31, 2025.

OTHER MATTERS
Our Board of Directors does not presently intend to bring any other business before the meeting, and, so far as is known to our Board of Directors, no matters are to be brought before the meeting except as specified in the Notice of Annual Meeting. As to any business that may properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2027 ANNUAL MEETING OF SHAREHOLDERS
Shareholder proposals submitted to us pursuant to Rule 14a-8 promulgated under the Exchange Act for inclusion in our proxy statement and form of proxy for our 2027 annual meeting of shareholders must be received by us no later than December 31, 2026 and must comply with the requirements of the proxy rules promulgated by the SEC.
In accordance with our current Bylaws, for a proposal of a shareholder to be raised from the floor and presented at our 2027 annual meeting of shareholders, other than a shareholder proposal intended to be included in our proxy statement and submitted pursuant to Rule 14a-8 promulgated under the Exchange Act, a shareholder’s notice must be delivered to our principal executive offices, together with all supporting documentation required by our Bylaws, (a) not prior to February 18, 2027 nor later than March 20, 2027 or (b) in the event that the 2027 annual meeting of shareholders is changed by more than 30 calendar days from the anniversary of the date of the 2026 Annual Meeting, notice by a shareholder must be so delivered not earlier than the 120th day prior to the annual meeting and not later than the close of business on the later of the 90th day prior to the annual meeting or the 10th day following the day on which notice of the date of annual meeting was mailed or public announcement of the date of such meeting is first made. Shareholder proposals should be addressed to our Corporate Secretary, Burke & Herbert Financial Services Corp., 100 S. Fairfax Street, Alexandria, VA 22314.
In addition to complying with the advance notice provisions in our Bylaws, any shareholder who intends to solicit proxies in support of director nominees other than the Company’s nominees in reliance on the SEC’s universal proxy rules must also comply with the applicable requirements of Rule 14a‑19 under the Exchange Act. These requirements include, among other things, providing the Company with a notice that (i) states that the shareholder intends to solicit proxies in support of director nominees other than the Company’s nominees and (ii) sets forth the names of such nominees within the time period specified in Rule 14a‑19(b), as well as providing the Company with a statement that the shareholder intends to solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors.
A shareholder’s failure to comply with the advance notice requirements of our Bylaws and the additional requirements of Rule 14a‑19 may result in the Company disregarding any proxies solicited by that shareholder in support of such shareholder’s nominees and/or excluding such nominees from the universal proxy card.

ANNUAL REPORT TO SHAREHOLDERS
Our 2025 Annual Report has been posted, and is available without charge, on our corporate website at https://investor.burkeandherbertbank.com/ in the “Financials” section. For shareholders receiving a Notice of Internet Availability, such notice will contain instructions on how to request a printed copy of our 2025 Annual Report. For shareholders receiving a printed copy of this proxy statement, a copy of our 2025 Annual Report has also been provided to you (including the financial statements and the financial statement schedules but excluding the exhibits thereto). In addition, we will provide, without charge, a copy of our 2025 Annual Report (including the financial statements and the financial statement schedules but excluding the exhibits thereto) to any shareholder of record or beneficial owner of our common stock. Requests can be made by writing to Corporate Secretary, Burke & Herbert Financial Services Corp., 100 S. Fairfax Street, Alexandria, Virginia 22314.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS
We have adopted a procedure, approved by the SEC, called “householding.” Under this procedure, shareholders of record who have the same address and last name and did not receive a Notice of Internet Availability or otherwise receive their proxy materials electronically will receive only one copy of this proxy statement and the 2025 Annual Report, unless we are notified that one or more of these shareholders wishes to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.
If you are eligible for householding, but you and other shareholders of record with whom you share an address currently receive multiple copies of this proxy statement and the 2025 Annual Report, or if you hold our stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact our Corporate Secretary by mail, Burke & Herbert Financial Services Corp., 100 S. Fairfax Street, Alexandria, Virginia 22314 or by phone at (703) 666-3555. If you participate in householding and wish to receive a separate copy of this proxy statement and the 2025 Annual Report, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact our Corporate Secretary as indicated above.
If your shares are held in street name through a broker, bank or other intermediary, please contact your broker, bank or intermediary directly if you have questions, require additional copies of this proxy statement or the 2025 Annual Report or wish to receive a single copy of such materials in the future for all beneficial owners of shares of the Company’s common stock sharing an address.

BURKE & HERBERT FINANCIAL SERVICES CORP.

Proxy for Annual Meeting of Shareholders on June 18, 2026

For holders of record as of April 10, 2026

PROXY FOR COMMON SHARES SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS OF BURKE & HERBERT FINANCIAL SERVICES CORP.

The undersigned hereby appoints David P. Boyle and Roy E. Halyama, or either of them acting in the absence of the other, with power of substitution, attorneys and proxies, for and in the name and place of the undersigned, to vote the number of shares of common stock of Burke & Herbert Financial Services Corp. (the "Company") which the undersigned is entitled to vote at the annual meeting of the shareholders of the Company to be held virtually on June 18, 2026, at 8:00 a.m. Eastern Time, or any adjournments or postponements of the meeting, upon the matters set forth in the notice of annual meeting and proxy statement, receipt of which is hereby acknowledged, as follows:

(Continued and to be signed on the reverse side.)

1.1 14475

ANNUAL MEETING OF SHAREHOLDERS OF

BURKE & HERBERT FINANCIAL SERVICES CORP.

PROXY VOTING INSTRUCTIONS

INTERNET - Access **www.voteproxy.com** and follow the instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

Vote online or by phone until 11:59 p.m. Eastern Time the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

VIRTUALLY AT THE MEETING - The company will be hosting the meeting live via the Internet this year. To attend the virtual meeting, please visit edge.media-server.com/mmc/p/juwzvvj2 (password: burke2026) and be sure to have your control number available.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today at equiniti.com/us/ast-access.

COMPANY NUMBER	
ACCOUNT NUMBER	
CONTROL NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:
The Notice of Meeting, proxy statement and proxy card
are available at www.astproxyportal.com/ast/27014

Please detach along perforated line and mail in the envelope provided IF you are not voting by phone or the Internet.

061826

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE LISTED NOMINEES, "FOR" PROPOSALS 2 AND 3, AND "THREE YEARS" FOR PROPOSAL 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of the following persons as Directors:

	ONE YEAR	TWO YEARS	THREE YEARS	ABSTAIN
4. To approve a non-binding advisory proposal on the frequency of future advisory votes on the compensation of the Company's named executive officers.	☐	☐	☐	☐

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL LISTED NOMINEES, FOR THE APPROVAL OF PROPOSALS 2 AND 3, AND THREE YEARS FOR PROPOSAL 4. IF ANY OTHER BUSINESS IS PROPERLY PRESENTED AT THE MEETING, OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder ______ Date: ______ Signature of Shareholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.